                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                            dated as of June 22, 2000

                                      among

                         TELETECH SERVICES CORPORATION,
                                   as Lessee,

                           TELETECH HOLDINGS, INC., as
                                   Guarantor,

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
               not in its individual capacity, except as expressly
                stated herein, but solely as Certificate Trustee,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
               not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent,

             THE FINANCIAL INSTITUTIONS NAMED ON SCHEDULE I HERETO,
                             as Certificate Holders,

                                       and

             THE FINANCIAL INSTITUTIONS NAMED ON SCHEDULE II HERETO,
                                   as Lenders,



                      SECURITY PACIFIC LEASING CORPORATION,
                                   as Arranger


                                TABLE OF CONTENTS

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                                                                                 ----
ARTICLE I        DEFINITIONS; INTERPRETATION....................................   3
         SECTION 1.1.    Definitions; Interpretation............................   3

ARTICLE II       DOCUMENT CLOSING DATE; ACQUISITION DATE........................   3
         SECTION 2.1.    Effectiveness of Agreement.............................   3
         SECTION 2.2.    Construction Costs.....................................   4

ARTICLE III      FUNDING OF ADVANCE.............................................   4
         SECTION 3.1.    Funding................................................   4
         SECTION 3.2.    Appointment of Construction Agent;
                         Payment of Construction Costs and Fees;
                         Application of Funds...................................   8
         SECTION 3.3.    Advance Dates..........................................   8
         SECTION 3.4.    Capitalization of Certain Amounts During
                         Interim Term...........................................  11
         SECTION 3.5.    Non-Funding Lender's Portion...........................  11
         SECTION 3.6.    Non-Funding Certificate Holder's Portion...............  13
         SECTION 3.7.    Additional Rights of Lessee............................  15

ARTICLE IV       YIELD; INTEREST; COMMITMENT REDUCTION; FEES....................  15
         SECTION 4.1.    Yield..................................................  15
         SECTION 4.2.    Interest on Loans......................................  15
         SECTION 4.3.    Payments and Prepayments of Loans and
                         Certificate Amounts and Other Amounts..................  15
         SECTION 4.4.    Fees...................................................  16
         SECTION 4.5.    Obligations Several....................................  17
         SECTION 4.6.    Highest Lawful Rate....................................  17

ARTICLE V        CERTAIN INTENTIONS OF THE PARTIES..............................  19
         SECTION 5.1.    Nature of Transaction..................................  19
         SECTION 5.2.    Amounts Due Under Lease................................  20
         SECTION 5.3.    Distribution...........................................  21
         SECTION 5.4     Adjustments............................................  25

ARTICLE VI       CONDITIONS PRECEDENT TO ADVANCES AND REQUIREMENT
                 FOR COMPLETION.................................................  25
         SECTION 6.1.    Conditions Precedent to Initial Advance................  25
         SECTION 6.2.    Conditions Precedent to Each Advance...................  33
         SECTION 6.3.    Deliveries Upon Substantial Completion.................  36

ARTICLE VII      REPRESENTATIONS................................................  37
         SECTION 7.1.    Representations of the Participants....................  37
         SECTION 7.2.    Representations of Lessee and Guarantor................  39
         SECTION 7.3.    Representations of Lessor..............................  48

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                                TABLE OF CONTENTS
                                   (continued)

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         SECTION 7.4.    Representations and Warranties of
                         Administrative Agent...................................  51

ARTICLE VIII     COVENANTS OF LESSEE, CONSTRUCTION AGENT AND
                 GUARANTOR......................................................  52
         SECTION 8.1.    Construction Matters...................................  52
         SECTION 8.2.    Additional Covenants of Lessee and
                         Guarantor..............................................  54
         SECTION 8.3.    Financial Covenants....................................  58
         SECTION 8.4.    Credit Agreement Covenants.............................  58

ARTICLE IX       OTHER COVENANTS AND AGREEMENTS.................................  59
         SECTION 9.1.    Covenants of the Participants, the
                         Administrative Agent and the Bank......................  59

ARTICLE X        REPLACEMENT OF PARTICIPANTS....................................  61
         SECTION 10.1.   Replacement of Participants............................  61
         SECTION 10.2.   Cooperation............................................  62

ARTICLE XI       TRANSFERS OF PARTICIPANTS' INTERESTS...........................  62
         SECTION 11.1.   Assignments............................................  62
         SECTION 11.2.   Participations.........................................  64
         SECTION 11.3.   Withholding Taxes; Disclosure of
                         Information; Pledge Under Regulation A.................  65

ARTICLE XII      INDEMNIFICATION................................................  67
         SECTION 12.1.   Indemnification........................................  67
         SECTION 12.2.   Environmental Indemnity................................  72
         SECTION 12.3.   End of Term Indemnity..................................  73
         SECTION 12.4.   Proceedings in Respect of Claims.......................  74
         SECTION 12.5.   General Tax Indemnity..................................  76
         SECTION 12.6.   Gross Up...............................................  83

ARTICLE XIII     CONTINGENT LIBOR AND OTHER COSTS...............................  84
         SECTION 13.1.   LIBO Rate Lending Unlawful.............................  84
         SECTION 13.2.   Deposits Unavailable...................................  84
         SECTION 13.3.   Increased Costs, etc...................................  85
         SECTION 13.4.   Funding Losses.........................................  86
         SECTION 13.5.   Increased Capital Costs................................  87
         SECTION 13.6.   After Tax Basis........................................  87
         SECTION 13.7.   Funding Office.........................................  87


                                       ii
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE XIV      LIMITATION ON RECOURSE LIABILITY DURING INTERIM
                 TERM...........................................................  88

ARTICLE XV       MISCELLANEOUS..................................................  88
         SECTION 15.1.   Survival of Agreements.................................  88
         SECTION 15.2.   No Broker, etc.........................................  89
         SECTION 15.3.   Notices................................................  89
         SECTION 15.4.   Counterparts...........................................  89
         SECTION 15.5.   Amendments.............................................  89
         SECTION 15.6.   Headings, etc..........................................  91
         SECTION 15.7.   Parties in Interest....................................  91
         SECTION 15.8.   GOVERNING LAW..........................................  91
         SECTION 15.9.   Severability...........................................  91
         SECTION 15.10.  Liability Limited......................................  91
         SECTION 15.11.  Submission to Jurisdiction.............................  92
         SECTION 15.12.  WAIVER OF JURY TRIAL...................................  92
         SECTION 15.13.  Confidentiality........................................  93
         SECTION 15.14.  Limited Liability of Lessor............................  94
         SECTION 15.15.  Limited Liability of Agent.............................  94
         SECTION 15.16.  Payment of Transaction Expenses and Other
                         Costs..................................................  95
         SECTION 15.17.  Reproduction of Documents..............................  95
         SECTION 15.18.  Role of Security Pacific Leasing
                         Corporation............................................  96
         SECTION 15.19.  Deliveries to Participants.............................  96

ARTICLE XVI      ADMINISTRATIVE AGENT...........................................  97
         SECTION 16.1.   Appointment............................................  97
         SECTION 16.2.   Delegation of Duties...................................  97
         SECTION 16.3.   Exculpatory Provisions.................................  97
         SECTION 16.4.   Reliance by Administrative Agent.......................  98
         SECTION 16.5.   Notice of Default......................................  98
         SECTION 16.6.   Non-Reliance on Administrative Agent and
                         Other Lenders..........................................  99
         SECTION 16.7.   Indemnification........................................ 100
         SECTION 16.8.   Administrative Agent in Its Individual
                         Capacity............................................... 100
         SECTION 16.9.   Successor Administrative Agent......................... 100

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                                       iii

                                TABLE OF CONTENTS
                                   (continued)

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                                    SCHEDULES

SCHEDULE I       -  Certificate Holders' Commitments
SCHEDULE II      -  Lenders' Commitments
SCHEDULE III     -  Notice Information, Payment Offices and
                    Applicable Lending Offices
SCHEDULE 6.1(j)  -  Filings and Recordings
SCHEDULE 7.2(e)  -  Litigation
SCHEDULE 7.2(g)  -  ERISA Violations
SCHEDULE 7.2(j)  -  Material Indebtedness and Other
                    Liabilities
SCHEDULE 7.2(k)  -  Environmental Violations


                                    EXHIBITS

EXHIBIT A        -  Form of Advance Request
EXHIBIT B-1      -  Form of Officer's Certificate of Lessee
EXHIBIT B-2      -  Form of Officer's Certificate of Guarantor
EXHIBIT B-3      -  Form of Officer's Certificate of Certificate
                    Trustee
EXHIBIT C-1      -  Form of Responsible Officer's Certificate of
                    Lessee
EXHIBIT C-2      -  Form of Responsible Officer's Certificate of
                    Guarantor
EXHIBIT D-1      -  Form of Opinion of Special Counsel to
                    Certificate Trustee
EXHIBIT D-2      -  Form of Opinion of Special Counsel to Lessee
                    and Guarantor
EXHIBIT D-3      -  Form of Enforceability/Perfection Opinion of
                    Counsel to Guarantor
EXHIBIT E        -  Initial Advance Date Construction
                    Certificate
EXHIBIT F        -  Offeree Letter
EXHIBIT G        -  Architect's Professional Opinion
EXHIBIT H        -  Construction Certificate
EXHIBIT I        -  Construction Consultant's Certificate
EXHIBIT J        -  Architect's Certificate
EXHIBIT K        -  General Contractor Certificate
EXHIBIT L        -  Architect's Certificate at Completion
EXHIBIT M        -  Construction Certificate at Completion
EXHIBIT N        -  Form of Assignment Agreement


                                       iv

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                                TABLE OF CONTENTS
                                   (continued)

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EXHIBIT O        -  Form of Compliance Certificate
EXHIBIT P        -  Form of Participant Guarantee
EXHIBIT Q        -  Lessee Funding Schedule


                            APPENDICES

APPENDIX 1       -  Definitions and Interpretation
APPENDIX 2       -  Conditions Precedent to Second Document
                    Closing Date


                  AMENDED AND RESTATED PARTICIPATION AGREEMENT


     THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT (this "PARTICIPATION AGREEMENT"), dated as of June 22, 2000, is entered into by and among TELETECH SERVICES CORPORATION, a Colorado corporation, as Lessee (together with its permitted successors and assigns in its capacity as Lessee and Construction Agent (together with its permitted successors and assigns, in its capacity as either Lessee or Construction Agent, the "LESSEE"); TELETECH HOLDINGS, INC., a Delaware corporation, as Guarantor (together with its permitted successors and assigns in its capacity as Guarantor, "GUARANTOR"); STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly stated herein, but solely as Certificate Trustee under the Trust Agreement and as Lessor under certain other Operative Documents (together with its successors and permitted assigns under the Trust Agreement, in its capacity as either Certificate Trustee or Lessor, the "LESSOR"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent ("ADMINISTRATIVE AGENT"); the financial institutions named on SCHEDULE I hereto (together with their respective permitted successors, assigns and transferees, each a "CERTIFICATE HOLDER" and collectively the "CERTIFICATE HOLDERS"); the financial institutions listed on SCHEDULE II hereto as Lenders (together with their permitted successors, assigns and transferees, each as a Lender, a "LENDER" and collectively the "LENDERS").


                              W I T N E S S E T H:

     A. Lessee, Lessor, Guarantor, the Initial Certificate Holder, the Initial Lender and Administrative Agent entered into the Original Participation Agreement and the other Original Operative Documents for the purpose of financing the acquisition of the Land.

     B. Subject to the terms and conditions of the Original Participation Agreement and the other Original Operative Documents, on the First Document Closing Date, among other things, Lessee and Lessor entered into the Lease pursuant to which Lessor agreed to lease to Lessee, and Lessee agreed to lease from Lessor, the Leased Property pursuant to the Lease; and Initial Certificate Holder and Initial Lender funded the Advance occurring on March 6, 2000, to pay Land Acquisition Costs (including Fees and other Transaction Expenses) accruing on or prior to such date (the "ORIGINAL ADVANCE");

     C. The parties hereto desire to enter into this Participation Agreement and the other Operative Documents for the purposes of amending and restating the Original Participation Agreement and the other Original Operative Documents in their entirety, including to add the New Participant, increase the Aggregate Commitment Amount to Twenty-Six Million Six Hundred Sixty-Five Thousand Dollars ($26,665,000); provide Advances to also fund the Construction of the Financed Improvements; extend the Commitment Period and the Expiration Date; provide for the purchase by the New Lender of a portion of Initial Lender's loans evidenced by the Initial Note and Loan Commitment held by the Initial Lender; and provide for the purchase by the New Certificate Holders of a portion of the Certificate Amounts and Certificate Commitment held by Initial Certificate Holder.

     D. Following the Second Document Closing Date, Lessor, using amounts Funded by the Participants, will provide Advances during the Commitment Period to pay Construction Costs (other than Lessee Funded Tenant Improvement Costs).

     E. Notwithstanding the effectiveness of certain covenants and terms of the Lease during the Interim Term, Lessee will not be required to make scheduled payments of Basic Rent under the Lease until the Base Term Commencement Date.

     F. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, the Certificate Holders are willing to provide to Lessor a portion of the fundings of each Advance and the New Certificate Holder is willing to purchase on the Second Document Closing Date a portion of the Certificate Amounts and Certificate Commitments of Initial Certificate Holder as provided for at SECTION 2.1.

     G. Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, the Lenders are willing to provide loans to Lessor for the remaining portion of the Advances and the New Lender is willing to purchase on the Second Document Closing Date a portion of the Loans and the Loan Commitment of Initial Lender as provided for at SECTION 2.1.

     H. To induce the Participants to provide the funds for such Advances and purchases and to enter into this Participation Agreement, the Trust Agreement, each of the other Operative

Documents and the transactions contemplated hereby and thereby, Guarantor desires to, and it is a condition to the effectiveness of the Overall Transaction that Guarantor, enter into and deliver to Administrative Agent, for the benefit of the Participants, the Guarantees.

     I. To secure the repayment of the Participants' respective Certificate Amounts and Loans, the Administrative Agent, on behalf of the Participants, will have the benefit of a Lien on the Trust Estate, including the Leased Property, and the other TeleTech Collateral.

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

     SECTION 1.1. DEFINITIONS; INTERPRETATION. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX 1 hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX 1 hereto shall apply to this Participation Agreement.


                                   ARTICLE II
                     DOCUMENT CLOSING DATE; ACQUISITION DATE

     SECTION 2.1. EFFECTIVENESS OF AGREEMENT. This Participation Agreement shall be effective as of the earliest date (on or before June 30, 2000) (the "SECOND DOCUMENT CLOSING DATE") on which all of the conditions precedent set forth in APPENDIX 2 hereto have been satisfied or waived by the applicable parties as set forth therein, and upon such effective date, this Participation Agreement shall amend and completely restate and supersede the Original Participation Agreement.

          (a) On the Second Document Closing Date, pursuant to the Certificate Transfer Instructions and conditioned on the receipt by Initial Certificate Holder in immediately available funds of the amount set forth in the Certificate Transfer Instructions, Initial Certificate Holder shall transfer to the New Certificate Holders, pro rata in accordance with their respective percentages set forth in the Certificate Transfer Instructions, and each of the New Certificate Holders agrees to acquire pursuant to the Certificate Transfer Instructions its respective percentage of the Transferred Certificate Interests, which interests will represent Certificate Amounts funded by the New Certificate Holders as represented by their respective Certificates to be issued to each of them by Lessor on the Second Document Closing Date;

          (b) On the Second Document Closing Date, pursuant to the Loan Transfer Instructions and conditioned on the receipt by Initial Lender of immediately available funds in the amount set forth in the Loan Transfer Instructions, Initial Lender shall transfer to the New Lenders the Transferred Loan Interests, which interests upon such transfer will represent Loans funded by the New Lenders as represented by their respective Notes to be issued to each of them by Lessor on the Second Document Closing Date.

          (c) Subject to the conditions set forth in this Participation Agreement and pursuant to the terms hereof, on the Second Document Closing Date,
(i) Lessee, in its capacity as Construction Agent, and Lessor shall enter into the Construction Agency Agreement, (ii) Lessor and Lessee will enter into the Lease pursuant to which Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the Leased Property (including both the Land and the Financed Improvements) for the Term.

     SECTION 2.2. CONSTRUCTION COSTS. Subject to the terms and conditions of this Participation Agreement, on each Advance Date Lessor shall make an Advance of the proceeds of which shall be used to pay directly, or to reimburse Construction Agent for the payment of, Construction Costs accrued prior to the Base Term Commencement Date (including Capitalized Interest and Capitalized Yield relating to any Interest and Yield that has accrued during the Payment Period immediately preceding such Advance and the payment of accrued Fees and Transaction Expenses).


                                   ARTICLE III
                               FUNDING OF ADVANCE

     SECTION 3.1. FUNDING.

          (a) AMOUNT OF FUNDING. Subject to the terms and conditions of this Participation Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of an Advance Request, on each Advance Date each Certificate Holder shall acquire its interest in the Trust Estate and each Lender shall assist in funding Lessor's Advance, in each case by making available to Lessor by wire transfer in accordance with the instructions set forth in the Advance Request an amount in immediately available funds on such Advance Date equal to such Participant's Commitment Percentage of the aggregate amount of the requested Advance (unless any portion of such Advance consists of amounts described in CLAUSE (iii) in the next sentence of this SECTION 3.1(a), in which case such Participant will so make available funds equal to such Participant's Commitment Percentage of the portion of such Advance not consisting of Noneligible Accrued Amounts and each Certificate Holder will so make available funds equal to such Certificate Holder's Noneligible Accrued Amounts Commitment Percentage of the portion of the Advance consisting of Noneligible Accrued Amounts). Notwithstanding the foregoing, (i) the Funding by each Participant on such Advance Date shall not exceed such Participant's Available Commitment, (ii) the Advance to be made by Lessor to Construction Agent on such Advance Date, together with all prior Advances (including the Original Advance), shall not exceed the Aggregate Commitment Amount, and (iii) with respect to any Noneligible Accrued Amounts otherwise payable on any Advance Date, the Certificate Holders shall (subject to clauses (i) and (ii) above) Fund on a pro rata basis the portion of such Advance equal to the aggregate amount of such Noneligible Accrued Amounts. No amounts paid or prepaid with respect to any Certificate Amount or the Loans may be readvanced.

          (b) NOTES AND CERTIFICATES. Each Lender's Loan shall be evidenced by a separate Note issued to such Lender in the amount of its Loan Commitment and repayable in accordance with, and with Interest accruing pursuant to, the terms of the Loan Agreement. The amounts made available by each Certificate Holder shall be evidenced by a separate Certificate issued by Lessor to each Certificate Holder in the amount of its Certificate Comment. Each Certificate shall accrue Yield at the Yield Rate on the Certificate Amount thereof, payable as more fully set forth in the Trust Agreement. Each Lender and Certificate Holder is authorized and entitled to make notations on its respective Notes and Certificates in accordance with the Loan Documents and the Trust Agreement, each of which notations, to the extent permitted by law, shall constitute PRIMA FACIE evidence of the accuracy of the information so noted, absent manifest error. Following the transfers described at SECTION 2.1, the Initial Lender and Initial Certificate Holder shall exchange their Original Note and Original Certificate for a new Note and Certificate in the amount of their revised Loan Commitment and Certificate Commitment, respectively.

          (c) ADVANCES, REQUIREMENTS, PROCEDURES AND LIMITATIONS. Each Advance required to be made by Lessor pursuant to the Operative Documents shall be made by the Participants making a Funding directly to Administrative Agent. Such Funding by the Participants to Administrative Agent with respect to an Advance shall be deemed to constitute the required Funding from the Participants to Lessor, and the corresponding Advance by Administrative Agent in the manner provided for below or to any Person entitled to payments constituting Construction Costs, including Fees, Interest, Yield or Transaction Expenses, shall be deemed to constitute the required Advance by Lessor.

          (d) ADVANCES; LIMITATIONS AND LIMITS. In addition to any other provision hereof, Lessor shall not be obligated to make an Advance to Construction Agent, and no Lender shall be obligated to Fund any Loan and no Certificate Holder shall be required to Fund any Certificate Amount, if, after giving effect to such Advance, the aggregate outstanding amount of the Loans and the Certificate Amounts would exceed the aggregate amount of the Available Commitments immediately prior to such Advance. No Advance shall be made in connection with any costs or expenses associated with the construction of the Tenant Improvements until Lessee has delivered to Administrative Agent evidence satisfactory to Administrative Agent that Lessee has funded the Lessee Funding Amount and such funds have been applied to payment of the construction costs and expenses of the Tenant Improvements that are set forth in the Approved Construction Budget. Pursuant to SECTION 3.2, (i) each Advance shall be used solely, except as provided in the immediately succeeding clause (ii) of this sentence, to reimburse Construction Agent for any Construction Costs (other than Lessee Funded Tenant Improvement Costs) paid by Construction Agent prior to the date of the Advance Request for such Advance for which Construction Agent has not previously been reimbursed hereunder or to pay Construction Costs (other than Lessee Funded Tenant Improvement Costs) which are due and payable on or prior to the proposed Advance Date, including the Funding of Capitalized Interest, Capitalized Yield, and to pay Fees provided for, and in the manner set forth, in SECTION 4.4, and (ii) in the case of the final Advance and provided that Substantial Completion has been achieved, Construction Agent may request that such Advance be made in such amount, not exceeding the aggregate of any then remaining unfunded Commitment Amounts to pay any retainages due the General Contractor or any subcontractor. The Advance Date for any Advance requested by Construction Agent pursuant to clause (ii) of the preceding sentence shall be no later than the Commitment Period Termination Date. Lessor shall be obligated to make such Advance for the final Construction Cost (other than Lessee Funded Tenant

Improvement Costs), provided that the same is made in conformity with the foregoing requirements, and the funds comprising such Advance shall be deposited by Lessor in an account established by it at such bank as shall be directed by Administrative Agent and shall be held in such account for the purpose of funding future advances requested by Construction Agent for the foregoing purposes. Administrative Agent shall have a first priority lien on the amounts in said account until such amounts are released to fund an Advance as contemplated herein. Each request by Construction Agent for withdrawal of funds from such account shall include a certification by Construction Agent that such funds will be used for the purposes permitted thereby and shall itemize the amounts of and purposes for which such payments are to be made. Each Advance also shall be subject to the limitations on amounts and types of Construction Costs for which an Advance may be requested as set forth in the Construction Budget.

          (e) ADDITIONAL ADVANCE REQUIREMENTS AND PROCEDURES. Each Advance Date shall be a Business Day, and there shall be no more than one Advance during any calendar month (excluding any Advance made or deemed made solely to pay Capitalized Fees, Capitalized Interest or Capitalized Yield). Each Advance (excluding any Advance made or deemed made solely to pay Capitalized Fees, Capitalized Interest or Capitalized Yield) shall be in a minimum amount equal to $500,000, or an integral multiple of $100,000, in excess thereof, provided, that so long as an Advance is for the full amount of the aggregate Available Commitment and exceeds the minimum threshold of $500,000, such Advance need not be in an integral multiple of $100,000. All remittances made by Certificate Holders and Lenders for the Funding of any Advance shall be made in immediately available federal funds by wire transfer to Administrative Agent, on behalf of Lessor, at Administrative Agent's address referred to in SCHEDULE III hereto prior to 12:00 noon (Salt Lake City time) on the Advance Date specified in the relevant Advance Request; PROVIDED, that if the terms and conditions for such Advance set forth herein have not been satisfied by 11:00 AM (Salt Lake City time) on the Advance Date specified in such Advance Request, no Participant shall be obligated to maintain the availability of its funds for such Advance unless such Participant has received a satisfactory indemnity for the overnight investment of such funds. Promptly upon Administrative Agent's receipt of such funds from the Participants, subject to the conditions provided for herein (including SECTION 3.2), Administrative Agent shall wire such funds to Construction Agent (including for this purpose any escrow account designated by Construction Agent) for deposit on the applicable Advance Date to such account as Construction Agent shall have indicated in the Advance Request or, if applicable, in the case of the final Advance, to Lessor for deposit in the account provided for in SECTION 3.1(d). The Funding by each Certificate Holder and each Lender to Administrative Agent of its respective portion of an Advance shall constitute authorization and direction by such party to Administrative Agent to make an Advance pursuant to this ARTICLE III.

          (f) TERMINATION OF COMMITMENTS. Notwithstanding anything in this Participation Agreement to the contrary, the Commitments shall terminate and Lessor shall not be obligated to make any Advance, and no Participant shall be obligated to make any Fundings, and no Advance Date may occur upon the occurrence of the earlier of (i) 12:00 noon Salt Lake City time on the last day of the Commitment Period or (ii) a termination of the Lenders' Commitment pursuant to SECTION 2.1 of the Loan Agreement.

     SECTION 3.2. APPOINTMENT OF CONSTRUCTION AGENT; PAYMENT OF CONSTRUCTION COSTS AND FEES; APPLICATION OF FUNDS. Effective on the Second Document Closing Date, Lessee is hereby appointed as Construction Agent to serve as Lessor's agent to construct the Financed Improvements on the terms and conditions set forth herein and in the Construction Agency Agreement. Construction Agent shall timely request Advances for the purposes herein provided and fund the Lessee Funding Amount when required pursuant to SECTION 8.1. On the initial Advance Date and on each subsequent Advance Date, upon the satisfaction or waiver of the terms and conditions of this Participation Agreement, Lessor shall make an Advance from funds made available by the Participants pursuant to SECTION 3.1(c) in the amount specified in the applicable Advance Request either, (i) to the extent Construction Costs have not been previously paid and are then due and payable, to the Person(s) entitled to the payment thereof, (ii) to Construction Agent to reimburse Construction Agent for Construction Costs (other than Lessee Funded Tenant Improvement Costs) incurred and paid by or, to the extent provided in SECTION 3.1(d) in the case of the final Advance, to be paid, by Construction Agent on behalf of Lessor and for which Construction Agent has not been previously reimbursed, PROVIDED, HOWEVER, that all Fundings for Capitalized Interest, Capitalized Yield, Capitalized Fees or other Supplemental Rent (if any) payable to any Participant will be Funded directly to the Participant to which such amount is due.

     SECTION 3.3. ADVANCE DATES.

          (a) NOTICE AND CLOSING. At least three (3) Business Days prior to each Advance Date, Lessee shall deliver to

Administrative Agent an irrevocable written notice substantially in the form of EXHIBIT A (an "ADVANCE REQUEST") (and Administrative Agent shall promptly forward a copy of such Advance Request to each Participant and Lessor) setting forth:

               (i) the proposed Advance Date and with respect to the Initial Advance, the Estimated Completion Date;

               (ii) a statement of the amount of the requested Advance (including a statement of the amount thereof, if any, that will be used to Fund Capitalized Interest, Capitalized Yield, and Capitalized Fees and to pay Transaction Expenses);

               (iii) a description of all Construction Costs, by type and amount, to which such Advance applies, indicating which portion of such Construction Costs has been paid by Construction Agent or, in the case of the final Advance, is to be paid by Construction Agent for the purposes specified in clause (ii) of the second sentence of SECTION 3.1(d) and for which Construction Agent has not been reimbursed hereunder, and which portion of such Construction Costs is then due and unpaid, and Persons that have been so paid or that are so entitled to payment (including a description of all Soft Costs and Transaction Expenses);

               (iv) a certification by Construction Agent that: (I) such Advance complies with the limitations and conditions set forth in SECTION 3.1 and all conditions to such Advance set forth in ARTICLE VI have been fully satisfied,(II) the aggregate amount to be Funded by the Participants on such Advance Date, together with the Advances made on all prior Advance Dates (including the Original Advance), does not exceed the lesser of: (1) the Aggregate Commitment Amount or (2) 114% of the aggregate Fair Market Value of the "as-built" Fair Market Value of the Financed Improvements and the Land, as of the Completion Date as set forth in the Appraisal, (III) the aggregate amount to be funded by the Participants on such Advance Date, together with all Advances made on all prior Advance Dates, and each specific Construction Cost requested on such Advance Date does not exceed the aggregate amounts set forth in the Approved Construction Budget or, with respect to any specific Construction Cost, does not exceed the applicable budget item for such costs (plus any reserve specifically for such item) set forth in the Approved Construction Budget taking into consideration the allocation of any Savings and the remaining Contingency Reserve available in respect of such costs (each such allocation so applied reducing thereafter the then remaining Contingency Reserve); (IV) all conditions to Construction Agent's right to request an Advance for Construction Costs pursuant to the Construction Agency Agreement have been fully satisfied to the extent not waived in accordance with the Operative Documents, and (V) all conditions set forth in the Construction Agency Agreement to the disbursement of all prior Advances to Construction Agent in respect of Construction Costs have been fully satisfied to the extent not waived in accordance with the Operative Documents; and

               (v) wire transfer instructions for the disbursement of the appropriate amount of funds to Construction Agent or to such other Persons as may be entitled to such Advance.

     Any such Advance Request shall also be accompanied by the certifications required under the Construction Agency Agreement.

     All documents and instruments required to be delivered on the Second Document Closing Date and the Initial Advance Date pursuant to this Participation Agreement shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, or at such other location as Administrative Agent and Lessee may agree. All documents and instruments required to be delivered on any subsequent Advance Date pursuant to this Participation Agreement shall be delivered to Administrative Agent, or at such other location as the Required Participants, Administrative Agent, Lessor and Lessee may agree. On the scheduled Advance Date, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, Participants shall Fund the Advance by wire transfer directly to Administrative Agent. Notwithstanding the foregoing, in the event that Lessor elects to terminate the Construction Agency Agreement and to cause the completion of the Financed Improvements to be constructed pursuant to SECTION 5.3(c) of the Construction Agency Agreement, then Lessor may submit Advance Requests, the aggregate amount available to be Funded by the Participants shall equal the aggregate amount of the Available Commitments (without regard to the limitations in SECTION 3.3(a)(iv), but in all cases subject to the limitations and limits set forth in SECTION 3.1(d)), and such amounts shall be disbursed directly to Lessor for the payment of Construction Costs.

     (b) COMMITMENT. Subject to compliance by Construction Agent with the terms of this Participation Agreement and the satisfaction or waiver of the conditions set forth in this ARTICLE III and in ARTICLE VI, the Participants shall disburse the respective amounts of their Commitments in accordance with the requirements of this Participation Agreement.

     SECTION 3.4. CAPITALIZATION OF CERTAIN AMOUNTS DURING INTERIM TERM.

          (a) During the Interim Term, on each date which is three (3) Business Days prior to any Payment Date, Construction Agent shall be deemed to have requested an Advance in an amount equal to the applicable Capitalized Interest, Capitalized Yield and Capitalized Fees accrued on or with respect to the Loans and Certificate Amounts, with an Interest Period ending on such Payment Date. The Advance Date with respect to each such Advance for such Capitalized Interest, Capitalized Yield and Capitalized Fees shall be the relevant Payment Date (subject to the terms and conditions for an Advance set forth in this Participation Agreement) and the proceeds of such Advance shall be applied to pay such Capitalized Interest, Capitalized Yield and Capitalized Fees. On each such Advance Date as to which such an Advance is being made, the Construction Costs shall be increased by an amount equal to the Capitalized Interest, the Capitalized Yield and the Capitalized Fees so Funded; PROVIDED, HOWEVER, that if an Advance hereunder would exceed the limitations and limits set forth in the first paragraph of SECTION 3.1(d), no Participant shall have any obligation to make any such Advance.

          (b) If any Participant shall request Lessor to capitalize the amount of any Claims relating to a Nonrelated Construction Event or any loss or liability resulting from a Casualty or Condemnation occurring during the Interim Term, any such amount shall be capitalized by automatically treating such amount as an Advance (funded by such Participant) and shall correspondingly increase the Participant Balance of such Participant. Administrative Agent shall notify Lessee and each Participant of each amount so capitalized and treated as an Advance (and the related increase in Participant Balances therein) under this
SECTION 3.4 within fifteen (15) days after each such Advance.

     SECTION 3.5. NON-FUNDING LENDER'S PORTION.

          (a) In the event that any Lender (a "DEFAULTING LENDER") fails to make available to Administrative Agent on the applicable Advance Date an amount equal to such Lender's Commitment Percentage of the amount of the Advance required by the terms hereof to be funded on such Advance Date (a "DEFAULTED AMOUNT"), or Administrative Agent determines that a Lender will become a Defaulting Lender on the applicable Advance Date, Administrative Agent shall promptly notify Lessee thereof and Lessee shall have the following options: (x) except in respect of any Advance pursuant to SECTION
3.4 and without in any way waiving the occurrence of any Payment Default, Lessee may elect to postpone the Funding of the entire Advance (PROVIDED, HOWEVER, that such postponement shall in no event relieve Lessee of its obligation to pay as Contingent Rent any Break Costs suffered or incurred by any Participant as required by and pursuant to ARTICLE XIII), (y) Lessee may elect to have the provisions of CLAUSE (b) of this SECTION 3.5 be applicable. In either case, Lessor or Administrative Agent may elect to have the Defaulting Lender replaced with a new Lender acceptable to Lessee and Administrative Agent and the Defaulting Lender shall cooperate (at no cost to Lessee) in replacing such Defaulting Lender. Any replacement of a Defaulting Lender shall not affect any claim, action or right Lessee may have against such Defaulting Lender.

          (b) At the Lessee's option, the Administrative Agent shall (i) promptly notify each other Lender (each, a "NON-DEFAULTING LENDER") with a copy to the Defaulting Lender, (ii) specify the then Available Commitment (as used in this SECTION 3.5(b), the "DEFAULTED LENDER COMMITMENT AMOUNT") of the Defaulting Lender and (iii) give to all Non-Defaulting Lenders the opportunity to increase their respective Commitments by notice in writing to Administrative Agent within five (5) Business Days of Administrative Agent's notice in CLAUSE (i) above. If the Non-Defaulting Lenders offer to increase their Commitments in an amount in the aggregate greater than the Defaulted Lender Commitment Amount, Administrative Agent shall increase the Commitments of the participating Non-Defaulting Lenders on a pro-rata basis in accordance with the respective amounts by which such Non-Defaulting Lenders have offered to participate, it being understood that in no event shall the aggregate amount funded by any Lender exceed the amount of such Lender's Commitment, after giving effect to any increase in such Commitment pursuant to this sentence. The Administrator shall provide the Administrative Agent with such information as is necessary for the Administrative Agent to give such notification.

          As soon as practical after receipt of notices from Non-Defaulting Lenders electing to participate in the Defaulted Lender Commitment Amount in an amount equal to or greater than the Defaulted Lender Commitment Amount, Administrative Agent shall notify each participating Lender of its revised Loan Commitment, Lessee may resubmit such Advance Request and each Lender shall transfer to Administrative Agent, in immediately available funds, its pro rata share of the requested Advance, determined in proportion to the revised Loan Commitments of the Lenders. Following a revision of the Loan Commitments as described above, a Defaulting Lender shall not have the right to Fund its Defaulted Lender Commitment Amount. Notwithstanding anything set forth herein or in any other Operative Document to the contrary, the right of the Defaulting Lender to receive any payments made under the Notes or otherwise in accordance with the Operative Documents shall be subordinate in all respects to the right of the Non-Defaulting Lenders to receive payments of amounts due under the Notes or otherwise in accordance with the Operative Documents, and no such payments shall be made to the Defaulting Lender until each Non-Defaulting Lender and Non-Defaulting Certificate Holder shall have received all such sums then due to it.

     Unless either (i) Non-Defaulting Lenders offer to increase their Loan Commitments in an amount equal to or greater than the Defaulted Lender Commitment Amount or (ii) the Defaulting Lender is replaced pursuant to SECTION 3.5(a) such that the aggregate Available Commitments of the Non-Defaulting Lenders are equal to the remaining unfunded Loan Commitment, no Non-Defaulting Lender shall be obligated to fund any Advances.

     SECTION 3.6. NON-FUNDING CERTIFICATE HOLDER'S PORTION.

          (a) In the event that any Certificate Holder (a "DEFAULTING CERTIFICATE HOLDER") fails to Fund to the Administrative Agent on the applicable Advance Date an amount equal to such Certificate Holder's Commitment Percentage of the amount of the Advance required by the terms hereof to be funded on such Advance Date, or the Administrative Agent determines that a Certificate Holder will become a Defaulting Certificate Holder on the applicable Advance Date, the Administrative Agent shall promptly notify the Lessee thereof and the Lessee shall have either or both of the following options: (x) the Lessee may elect to postpone the funding of the entire Advance (PROVIDED, HOWEVER, that such postponement shall in no event relieve Lessee of its obligation to pay as Contingent Rent any Break Costs suffered or incurred by any Participant), (y) the Lessee may elect to have the provisions of CLAUSE (b) of this SECTION 3.6 be applicable. The Lessee or the Administrative Agent may elect to have the Defaulting Certificate Holder replaced with a new Certificate Holder acceptable to the Lessee, and the Administrative Agent and the Defaulting Certificate Holder shall cooperate (at no cost to the

Lessee) in replacing such Defaulting Certificate Holder. Any replacement of a Defaulting Certificate Holder shall not affect any claim, action or right Lessee may have against such Defaulting Certificate Holder.

          (b) At the Lessee's option, the Administrative Agent shall (i) promptly notify each other Certificate Holder (each, a "NON-DEFAULTING CERTIFICATE HOLDER") with a copy to the Defaulting Certificate Holder, (ii) specify the then Available Commitment (as used in this SECTION 3.6(b), the "DEFAULTED CERTIFICATE HOLDER COMMITMENT AMOUNT") of the Defaulting Certificate Holder and (iii) give to all Non-Defaulting Certificate Holders the opportunity to increase their respective Commitments by notice in writing to Administrative Agent within five (5) Business Days of Administrative Agent's notice in CLAUSE
(i) above. If the Non-Defaulting Certificate Holders offer to increase their Commitments in the aggregate in an amount greater than the Defaulted Certificate Holder Commitment Amount, Administrative Agent shall increase the Commitments of the participating Non-Defaulting Certificate Holders on a pro-rata basis in accordance with the respective amounts by which such Non-Defaulting Certificate Holders have offered to participate, it being understood that in no event shall the aggregate amount funded by any Certificate Holder exceed the amount of such Certificate Holder's Commitment, after giving effect to any increase in such Commitment pursuant to this sentence.

     As soon as practical after receipt of notices from Non-Defaulting Certificate Holders electing to participate in the Defaulted Certificate Holder Commitment Amount in an amount equal to or greater than the Defaulted Certificate Holder Commitment Amount, Administrative Agent shall notify each participating Certificate Holder of its revised Certificate Commitment, Lessee may resubmit such Advance Request, and each Certificate Holder shall transfer to Administrative Agent, in immediately available funds, its pro rata share of the requested Advance, determined in proportion to the revised Certificate Commitments of the Certificate Holders. Following a revision of the Certificate Commitments as described above, a Defaulting Certificate Holder shall not have the right to fund its Defaulted Certificate Holder Commitment Amount. Notwithstanding anything set forth herein or in any other Operative Document to the contrary, the right of the Defaulting Certificate Holder to receive any payments made under its Certificate(s) or otherwise in accordance with the Operative Documents shall be subordinate in all respects to the right of the Non-Defaulting Certificate Holders and Non-Defaulting Lenders to receive payments of amounts due under the Notes and the

Certificates or otherwise in accordance with the Operative Documents, and no such payments shall be made to the Defaulting Certificate Holder until each Non-Defaulting Certificate Holder and Non-Defaulting Lender shall have received all such sums then due to it.

     Unless either (i) Non-Defaulting Certificate Holders offer to increase their Certificate Commitments in an amount equal to or greater than the Defaulted Certificate Holder Commitment Amount or (ii) the Defaulting Certificate Holder is replaced pursuant to SECTION 3.6(a) such that the aggregate Available Commitments of the Non-Defaulting Certificate Holders are equal to the remaining unfunded Certificate Commitment, no Non-Defaulting Certificate Holder shall be obligated to fund any Advances.

     SECTION 3.7. ADDITIONAL RIGHTS OF LESSEE. In the case Lessee receives notice from Administrative Agent of any Defaulted Amounts under either SECTION
3.5 or SECTION 3.6, or both, the Lessee shall have the rights set forth under
ARTICLE X.


                                   ARTICLE IV
                   YIELD; INTEREST; COMMITMENT REDUCTION; FEES

     SECTION 4.1. YIELD. The amount of the Certificate Amounts outstanding from time to time shall accrue Yield at the Yield Rate, calculated using the actual number of days elapsed and, when the Yield Rate is based on the LIBO Rate, a 360-day year basis and, otherwise, a 365- (or, if applicable, 366-) day year basis. If all or any portion of the Certificate Amounts, any Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

     SECTION 4.2. INTEREST ON LOANS. Each Loan shall accrue Interest computed and payable in accordance with the terms of the Loan Agreement.

     SECTION 4.3. PAYMENTS AND PREPAYMENTS OF LOANS AND CERTIFICATE AMOUNTS AND OTHER AMOUNTS.

          (a) Lessor hereby directs Lessee to pay to Administrative Agent all Rent that is due from time to time (other than Excepted Payments and other Supplemental Rent payable to third parties, which Lessor hereby directs Lessee to make directly to the applicable Person entitled thereto). Except as provided in the following sentence and excluding amounts payable by other Persons which Lessee or Construction Agent is required to pay over to Lessor, Administrative Agent or any Participant, none of the Fees provided to be paid herein, including those payable pursuant to SECTION 4.4, and no Supplemental Rent due prior to the Base Term Commencement Date pursuant to any provision of this Agreement or any other Operative Document shall be recourse obligations of Lessee, and the same shall be payable by Lessor solely from Advances made, at the request of Lessee in its capacity as Construction Agent, to pay such amounts pursuant to the terms and conditions of SECTION 3.1, to the extent of the Available Commitments. All Payments or other amounts (i) of accrued but unpaid Rent due under the Original Lease for the period commencing on and including the First Document Closing Date ("ORIGINAL PERIOD RENTS"), through but excluding the Second Closing Date which shall be due and payable by Lessee on the first Scheduled Payment Date following the Second Document Closing Date, (ii) required to be made by Lessee prior to the Base Term Commencement Date pursuant to ARTICLE XII or XIII, (iii) Construction Costs constituting Lessee Funding Amounts and (iv) subject to the limitation set forth in SECTIONS 14.1(e), 15.1(c) and 16.7 of the Lease and
SECTION 5.4 of the Construction Agency Agreement (to the extent applicable), payable by Lessee pursuant to any of ARTICLES XIV, XV, XVI or XVIII of the Lease or by Construction Agent pursuant to ARTICLE V of the Construction Agency Agreement, shall be the direct recourse obligations of Lessee and shall not be payable with Advances.

          (b) In the event that Lessee pays the Lease Balance in connection with Lessee's purchase of the Leased Property in accordance with SECTION 15.1, 16.2(e), 18.1, 18.2 or ARTICLE XIX of the Lease, Lessor will prepay the entire outstanding principal amount of the Loans and all of the Certificate Amounts. Each of the Participants hereby acknowledges that its Loans or Certificate Amounts, as the case may be, may be so prepaid without any prepayment premium (other than Break Costs, if any).

     SECTION 4.4. FEES. Lessee agrees to pay when due the following described fees (collectively, the "FEES"); PROVIDED, that during the Interim Term, the Fees shall, as provided in SECTION 4.3(a), be paid with Advances pursuant to the terms and conditions set forth in SECTION 3.1.

          (a) DRAWING FEE. Lessee shall pay on each Advance Date the Drawing Fee to the Administrative Agent for the benefit of the Participants.

          (b) OTHER FEES. Lessee also agrees to pay (i) to the Bank, for its own account, the fees set forth in the Trustee Fee Letter, payable in the amounts and on the dates set forth therein, (ii) to Administrative Agent, for its own account, the fees set forth in the Agent Fee Letter, payable in the amounts and on the dates set forth therein including the Arrangement Fee which shall be payable on the initial Advance Date following the Second Closing Date and (iii) to the Arranger, the Arrangement Fee on the Advance Date.

     SECTION 4.5. OBLIGATIONS SEVERAL. The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

     SECTION 4.6. HIGHEST LAWFUL RATE. It is the intention of the parties hereto to conform strictly to Applicable Laws regarding usury and, anything herein to the contrary notwithstanding, the obligations of (x) Lessee to Lessor under this Participation Agreement and the Lease, (y) Lessor to the Certificate Holders under the Trust Agreement and the Certificates and to the Lenders under the Loan Agreement and the Notes, and (z) of either Lessee or Lessor or any other party under any other Operative Document, shall be subject to the limitation that payments of interest or of other amounts constituting interest under Applicable Laws shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Laws (including the federal and state laws of the United States, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

          (a) the provisions of this SECTION 4.6 shall govern and control over any other provision in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan

Agreement, the Notes and any other Operative Document and each provision set forth therein is hereby so limited;

          (b) the aggregate of all consideration which constitutes interest under Applicable Laws that is contracted for, charged or received under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by Applicable Laws (such maximum lawful interest rate, if any, with respect to such recipient herein called the "HIGHEST LAWFUL RATE"), and all amounts owed under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document shall be held subject to reduction and (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document, shall be automatically reduced to the amount allowed under Applicable Laws and
(ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

          (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall, to the extent permitted by Applicable Laws be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

          (d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document executed in connection herewith or therewith, and deemed interest under Applicable Laws exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), PLUS the amount of fees which would have been received but for the effect of this SECTION 4.6.


                                    ARTICLE V
                        CERTAIN INTENTIONS OF THE PARTIES

     SECTION 5.1. NATURE OF TRANSACTION. It is the intention of the parties that:

          (a) the Overall Transaction constitutes an operating lease from Lessor to Lessee for purposes of Lessee's and Guarantor's financial reporting, including, without limitation, under Financial Accounting Standards Board Statement No. 13;

          (b) for federal and all state and local income and transfer taxes, bankruptcy, insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship and insolvency and receivership proceedings are based), and real estate and Uniform Commercial Code purposes:

               (i) the Overall Transaction (including the transactions and activities during the Interim Term referred to or contemplated by the Construction Agency Agreement) constitutes a financing by the Participants to Lessee and preserves beneficial ownership in the Leased Property in Lessee, Lessee will be entitled to all tax benefits ordinarily available to owners of property similar to the Leased Property for tax purposes (including, without limitation, depreciation), and the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, and the payment by Lessee of any other amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

               (ii) the Lease grants a security interest or Lien, as the case may be, in the Leased Property and the other TeleTech Collateral in favor of Lessor, and for the benefit of the Participants, to secure Lessee's payment and performance of the Obligations; and

               (iii) the Deed of Trust creates Liens and security interests in the Mortgaged Property in favor of Administrative

     Agent for the benefit of all of the Participants to secure Lessee's payment and performance of the Obligations.

Nevertheless, Lessee and Guarantor acknowledge and agree that none of Lessor, Administrative Agent, Arranger or any Participant has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that Lessee and Guarantor have obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as each of them deems appropriate; provided, however, none of the Lessor, Administrative Agent, Arranger or any Participant shall treat the Overall Transaction for federal or state tax purposes other than as a financing preserving beneficial ownership in the Leased Property in the Lessee in the manner described in this SECTION 5.1(b).

     (c) Specifically, without limiting the generality of CLAUSE (b), the parties hereto intend and agree that in the event of any insolvency, conservatorship or receivership proceedings or matters or a petition under the United States bankruptcy laws, as amended from time to time, or any other applicable insolvency, conservatorship or receivership laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee, Guarantor, Lessor, the Certificate Holders or the Lenders or any collection actions, the transactions evidenced by the Operative Documents (including the Lease) constitute loans made directly to Lessee by the Participants, in each case as unrelated third party lenders, and that Lessor holds title to the Leased Property for the benefit of the Participants to secure Lessee's obligations to repay such loans to the Participants and all other amounts due under any of the Operative Documents.

     SECTION 5.2. AMOUNTS DUE UNDER LEASE. Anything else herein or elsewhere in the Operative Documents to the contrary notwithstanding, it is the intention of Lessee, Guarantor, Lessor, the Certificate Holders and the Lenders that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable as Interest on the Loans and Yield on the Certificate Amounts on each Payment Date; (ii) if Lessee elects the Early Termination Option (other than any partial purchases pursuant to Section 18.1(b) of the Lease), the Purchase Option or becomes obligated or otherwise elects to purchase the Leased Property under the Lease, then the Loans, the Certificate Amounts, all Interest, Yield and Fees and all other obligations of Lessee owing to Lessor and the Participants shall be paid in full by Lessee; (iii) if

Lessee properly elects the Sale Option with respect to the Leased Property, and subject to ARTICLES XX and XXI of the Lease, Lessee shall only be required to pay to Administrative Agent the proceeds of the sale of the Leased Property, the Sale Option Recourse Amount with respect to the Leased Property and any amounts due pursuant to SECTION 20.2 of the Lease (which aggregate amounts may be less than the Lease Balance), together with all other amounts due and payable by Lessee; and (iv) upon an Event of Default resulting in an acceleration of Lessee's obligation to purchase the Leased Property under the Lease at any time, the amounts then due and payable by Lessee under the Lease shall include all amounts necessary to pay in full the Lease Balance, PLUS, to the extent not included in the Lease Balance, all other amounts then due from Lessee to the Participants under the Operative Documents.

     SECTION 5.3. DISTRIBUTION.

          (a) Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by Administrative Agent shall be distributed by Administrative Agent to the Participants, PRO RATA in accordance with, and for application to, the amount of Interest and Yield then due on the Loans and the Certificate Amounts, as well as any overdue interest due to each Lender or Certificate Holder (to the extent permitted by Applicable Laws); provided, however that Original Period Rent paid on the first Scheduled Payment Date following the Second Document Closing Date shall be paid in full to the Initial Lender and the Initial Certificate Holder in accordance with the respective Commitment Percentages under the Original Participation Agreement.

          (b)  Any payment received by Administrative Agent as a result of:

               (i) the purchase of all of the Leased Property in connection with Lessee's exercise of its Early Termination Option or the Purchase Option under SECTION 18.1(a) or 19.1 of the Lease,

               (ii) Lessee's compliance with its obligation to purchase (or cause its designee to purchase) the Leased Property in accordance with the Lease,

               (iii) the payment of the Lease Balance in accordance with SECTION
     15.1 of the Lease, or

               (iv) Lessee failing to fulfill one or more of the conditions to the exercise of the Sale Option and Administrative Agent's receipt of the Lease Balance from Lessee pursuant to SECTION 20.1 of the Lease, shall be distributed by Administrative Agent to pay in full the Participant Balance of each Participant, and any payment received by Administrative Agent as a result of the partial purchase under SECTION 18.1(b) shall be distributed pro rata among the Participants.

     (c) The payment by Lessee of the Sale Option Recourse Amount to Administrative Agent in accordance with SECTION 20.1 of the Lease upon Lessee's exercise of the Sale Option shall be distributed by Administrative Agent in the following amounts and order of priority:

          FIRST, on a pro rata basis based on their respective shares of the Loan Balance, to the Lenders for application to pay in full the Loan Balance owing to them; and

          SECOND, on a pro rata basis based on their respective shares of the Certificate Balance, to the Certificate Holders to pay in full the Certificate Balance.

     (d) Any payments received by Administrative Agent as Gross Proceeds from the sale of the Leased Property pursuant to Lessee's exercise of the Sale Option pursuant to ARTICLE XX of the Lease, together with any payment made by Lessee as a result of an appraisal pursuant to SECTION 12.3, shall be distributed by Administrative Agent upon receipt thereof in the following order of priority:

          FIRST, on a pro rata basis based on their respective shares of the Loan Balance, to the Lenders for application to pay in full the Loan Balance;

          SECOND, on a pro rata basis based on their respective shares of the Certificate Balance, to the Certificate Holders for application to pay in full the Certificate Balance; and

          THIRD, the balance, if any, shall be promptly distributed to, or as directed by, Lessee.

     (e) All payments of Supplemental Rent received by Administrative Agent (excluding any amounts payable pursuant to the preceding provisions of this SECTION 5.3) shall be distributed promptly by Administrative Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

     (f) Notwithstanding any other provision of this SECTION 5.3, any Excepted Payment received at any time by Administrative Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment pursuant to the Operative Documents.

     (g)(i) All payments received and amounts realized by Administrative Agent as a result of an Event of Default (including any amounts received by Administrative Agent in connection with (x) any sale of all or any part of the Leased Property as a result of an Event of Default or a return of the Leased Property pursuant to SECTION 15.1(c)(z) or of the Lease or (y) any Casualty or Condemnation after the occurrence and during the continuance of an Event of Default (if not paid to Lessee for restoration) shall be distributed by Administrative Agent in the following order of priority:

          FIRST, so much of such payments or amounts as shall be required to pay the then existing or prior Participants the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

          SECOND, on a pro rata basis based on their respective shares of the Loan Balance, to the Lenders for application to pay the Loan Balance in full;

          THIRD, on a pro rata basis based on their respective shares of the Certificate Balance, to the Certificate Holders for application to pay the Certificate Balance in full; and

          FOURTH, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, Lessee.

          (ii) During the occurrence and continuance of an Event of Default, all amounts (other than Excepted Payments) received or realized by Administrative Agent and otherwise distributable pursuant to SECTIONS 5.3(a) and 5.3(b) shall be distributed as provided for in CLAUSE (g)(i) above.

     (h)(i) Subject to SECTIONS 5.3(h)(ii) and 5.3(h)(iii), any payment received by Administrative Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this SECTION 5.3 shall be distributed PRO RATA among the Lenders and the Certificate Holders for application to pay the Loan Balance and the Certificate Balance as applicable, without priority of one over the other, in the proportion that the Participant Balance of each bears to the Lease Balance.

          (ii) Except as otherwise provided in SECTIONS 5.3(a), 5.3(b) and 5.3(g)(i), all payments received and amounts realized by Administrative Agent under the Lease or otherwise with respect to the Leased Property, or any proceeds thereof, to the extent received or realized at any time after an indefeasible payment in full of the Participant Balances of all of the Participants and all other amounts due and owing to the Participants, shall be distributed forthwith by Administrative Agent to, or as directed by, Lessee.

          (iii) Any payment received by Administrative Agent for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this SECTION 5.3, shall be distributed forthwith by Administrative Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

     (i) Any amounts payable to Administrative Agent as a result of a Casualty or Condemnation pursuant to SECTION 14.1 of the Lease shall be distributed as follows: (x) if a Termination Notice shall have been given, all amounts that are to be applied to the purchase price of the Leased Property in accordance with
SECTION 15.1(b) or 15.1(c)(y) of the Lease shall be distributed by Administrative Agent in accordance with SECTION 5.3(b); or if a Termination Notice is not given, any proceeds are to be used in accordance with clause (y) below, and any excess proceeds shall be distributed by Administrative Agent in accordance with SECTION 5.3(b); and (y) all amounts payable to Lessee for the restoration or repair of damage caused by such Casualty or Condemnation in accordance with SECTION 14.1(a) of the Lease shall be distributed to, or as directed by, Lessee.

     (j) To the extent any payment made to any Participant is insufficient to pay in full the Participant Balance of such Participant, then each such payment shall first be applied to accrued Interest or Yield, as applicable, and then to principal outstanding on the Loans or the Certificate Amounts, as applicable.

     SECTION 5.4 ADJUSTMENTS. If any Participant (a "BENEFITTED PARTICIPANT") shall at any time receive any payment of all or part of its Loan or Certificate Amount, as applicable, or Interest or Yield thereon, as applicable, or receive any of the collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in an amount greater than the amount to which such Participant was entitled pursuant to SECTION 5.3, such Participant shall return such amount or collateral to Administrative Agent for distribution to the Person(s) entitled thereto in accordance with SECTION 5.3; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Participant, such excess payment or benefits, as applicable, shall be returned to the Benefitted Participant, to the extent of such recovery, but without interest.


                                   ARTICLE VI
         CONDITIONS PRECEDENT TO ADVANCES AND REQUIREMENT FOR COMPLETION

     SECTION 6.1. CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligations of Lessor (through Administrative Agent) to make the Advance on the initial Advance Date, the obligations of the Certificate Holders to Fund the related Certificate Amounts on the initial Advance Date and the obligation of the Lenders to make the related Funding of their Loans on the initial Advance Date are subject to the satisfaction or waiver of each of the following conditions precedent:

          (a) RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. OF LESSEE AND GUARANTOR.

               (i) Lessee shall have delivered to Administrative Agent (A) a good standing certificate with respect to Lessee from the Secretary of State of the State of Colorado issued by such office no earlier than thirty
     (30) days prior to the Advance Date and (B) an Officer's Certificate of Lessee substantially in the form of EXHIBIT B-1, attaching and certifying as to (1) the corporate authority for the execution, delivery and performance by Lessee of each Operative Document to which it is or will be a party, (2) its organizational documents, (3) its by-laws and (4) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

               (ii) Guarantor shall have delivered to Administrative Agent (A) a good standing certificate with respect to

     Guarantor from the Office of the Secretary of State of the State of Delaware issued by such office no earlier than thirty (30) days prior to the Advance Date and (B) an Officer's Certificate of Guarantor substantially in the form of EXHIBIT B-2, attaching and certifying as to
     (1) the corporate authority for the execution, delivery and performance by Guarantor of each Operative Document to which it is or will be a party, (2) its organizational documents, (3) its by-laws and (4) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

     (b) RESPONSIBLE OFFICER'S CERTIFICATES OF LESSEE AND GUARANTOR. Administrative Agent shall have received a Responsible Officer's Certificate of Lessee and Guarantor, in substantially the form of EXHIBITS C-1 and C-2 attached hereto, dated as of the Initial Advance Date, stating on behalf of Lessee and Guarantor, respectively, that: (i) each and every representation and warranty of Lessee and Guarantor contained in each Operative Document to which it is a party is true and correct on and as of the Initial Date, except to the extent such representation or warranty relates solely to an earlier date, in which case such certificate shall state that such representation or warranty shall have been true and correct on and as of such earlier date; (ii) no Default, Event of Default, Casualty or Condemnation has occurred and is continuing, and each of Lessee and Guarantor, each after due inquiry and investigation is not aware of any existing or threatened condemnations, actions, suits or proceedings with respect to all or any portion of the Leased Property; (iii) each Operative Document to which Lessee or Guarantor is a party is in full force and effect with respect to it; and (iv) each of Lessee and Guarantor has duly performed and complied in all material respects with all covenants contained herein or in any other Operative Document required to be performed by it on or prior to the Advance Date.

     (c) CERTIFICATE OF LESSOR. Administrative Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of Bank substantially in the form of EXHIBIT B-3 attaching and certifying as to (A) the corporate authority for the execution, delivery and performance by Bank of each Operative Document to which it is or will be a party in its individual capacity or as Lessor, (B) its organizational documents, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party in its individual capacity or as Lessor and (ii) a certificate as to the authority of the Bank to conduct banking business and exercise fiduciary powers from the Comptroller of the Currency.

     (d) OPINIONS OF COUNSEL. Administrative Agent and the Participants shall have received opinions of counsel dated the initial Advance Date substantially in the forms of EXHIBITS D-1, D-2 and D-3 with respect to the Operative Documents executed and delivered in connection with the Advance Date and the perfection and validity of the Administrative Agent's Liens in the Leased Property and the other TeleTech Collateral. Lessor, Administrative Agent and the Participants shall also have received opinions of counsel, in form and content satisfactory to such parties, as to the sufficiency in form of the Financing Statements to be filed and/or recorded in the State of Colorado and the State of Connecticut and the location of such filing and recording as is necessary to perfect the interests of such parties in the collateral described in such Financing Statements.

     (e) AGREEMENTS OF ARCHITECT AND GENERAL CONTRACTOR. The Architect and the General Contractor shall have each executed written instruments reasonably satisfactory to Lessor, the Certificate Holders and the Lenders pursuant to which each of the Architect and the General Contractor shall have agreed to perform its obligations under the Construction Documents to which it is a party for the benefit of Lessor and the Participants, when and if Lessor or Administrative Agent, acting at the direction of the Participants, shall exercise their rights under the Construction Documents Assignment.

     (f) CONSTRUCTION AGENT'S CERTIFICATE. On or prior to the initial Advance Date, Construction Agent shall have delivered to Administrative Agent an Initial Advance Date Construction Certificate in the form of EXHIBIT E hereto.

     (g) TAXES. Any and all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents and the acquisition of the Leased Property shall have been paid or provisions for such payment shall have been made by Lessee to the satisfaction of Administrative Agent.

     (h) APPRAISAL AND IMPROVEMENTS MATTERS. Not less than fifteen (15) days prior to the Advance Date, Lessee shall have delivered to Lessor and each
Participant:

          (i) descriptions of the Financed Improvements, which shall be in a form and substance reasonably satisfactory to the Participants;

          (ii) an appraisal (the "APPRAISAL") in form and substance satisfactory to each of the Participants which shall establish (by the use of appraisal methods satisfactory to the Participants) (A) the Fair Market Value of the Land as of the Land Acquisition Date, (B) the "as-built" Fair Market Value of the Leased Property (assuming the Substantial Completion of the Financed Improvements in accordance with the Approved Plans and Specifications) as of the Estimated Completion Date and as of the last day of the Base Term and each Lease Renewal Term, and (C) that the Aggregate Commitment Amount will not exceed 114% of (x) the Fair Market Value of the Financed Improvements plus the Fair Market Value of the Land in accordance with clause (B) of this Section 6.1(h)(ii). The Appraisal shall be prepared in accordance with FIRREA and be performed by the Appraiser. The Appraisal shall assume that all of the Financed Improvements shall have been completed in a good and workmanlike manner, in compliance with Applicable Laws; and

          (iii) the Approved Construction Budget, in a form and substance reasonably satisfactory to the Participants, which shall set forth the Land Acquisition Cost, including related Transaction Expenses, and all costs associated with the construction of the Financed Improvements, including all hard and soft construction costs, the Lessee Funding Amount and other Transaction Expenses and other costs relating to the maintenance of the Leased Property prior to the Base Term Commencement Date and shall include the Contingency Reserve equal to One Million Two Hundred Seventy One Thousand Seven Hundred Ninety Six Dollars ($1,271,796) (the "CONTINGENCY RESERVE"). The Approved Construction Budget shall allocate the Aggregate Commitment Amount between the Construction Costs and, within each such allocation, set forth categories for each type of cost and expense and the portion of the Aggregate Commitment to be allocated to each such category and amounts necessary to Fund Transaction Expenses, Capitalized Interest and Capitalized Yield and Fees during the Interim Term, and which establish the Contingency Reserve, all as described in the budget attached hereto as
     SCHEDULE 6.1(h);

          (iv) the Approved Construction Schedule, in a form and substance reasonably satisfactory to the Participants.

     (i) FILINGS AND RECORDINGS. All filings or recordings enumerated and described in SCHEDULE 6.1(j), as well as all other filings and recordings necessary or advisable, including precautionary financing statements and mortgage filings, reasonably deemed necessary by Administrative Agent to perfect the rights, titles and interests of Lessor and Administrative Agent for the benefit of the Participants intended to be created by the Operative Documents shall have been made in the appropriate places or offices, including any recordings and filings (including, without limitation, any amended and restated recordings and filings) necessary to create, perfect, preserve and protect: (i) Lessor's interest in the Leased Property and any other property and interests included in the Trust Estate, (ii) first mortgage liens and mortgages of record on the Mortgaged Property, subject to Permitted Liens, and (iii) a first priority perfected security interest in all fixtures appurtenant to the Leased Property, subject to Permitted Liens. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this SECTION 6.1(i) shall have been paid in full by Lessee out of Supplemental Rent, pursuant to and subject to the limitations of SECTION 4.3(a), and satisfactory evidence thereof shall have been delivered to Lessor and Administrative Agent, or arrangements for such payment shall have been made by Lessee to the reasonable satisfaction of Administrative Agent.

     (j) REQUIREMENTS OF LAW. In the reasonable opinion of Lessor, Administrative Agent and the Participants and their respective counsel, the Overall Transaction does not and will not violate in any respect any material Applicable Law and does not and will not subject any such Person to any material adverse regulatory prohibitions or constraints.

     (k) ADVANCE DATE. The initial Advance hereunder shall occur on or prior to July 15, 2000.

     (l) SEARCHES. Administrative Agent shall have received a report (which may be included in the commitment for title insurance prepared by the Title Insurance Company with respect to the following matters other than Uniform Commercial Code filings), as of a current date and reasonably acceptable in form and substance to Administrative Agent, of judgment liens, lis pendens, and tax lien filings with respect to Lessee and the Leased Property filed of record in Arapahoe County, Colorado and Uniform Commercial Code filings for Lessee filed in the Office of the Secretary of State of the State of Colorado and in Arapahoe County, Colorado, as applicable.

     (m) SURVEY. Lessee shall have delivered, or shall have caused to be delivered, to Administrative Agent and to the Title Insurance Company an ALTA survey of the Land in a form reasonably satisfactory to the Title Insurance Company (and including any applicable flood zone designation (with property annotations based on Federal Flood Insurance Rate Maps or the local equivalent) by scaled map location and graphic plotting) in order to issue the Title Policies and showing no state of facts unsatisfactory to Administrative Agent.

     (n) TITLE AND TITLE INSURANCE. Lessor shall have received from the Title Insurance Company a current ALTA 1970 owner's policy of title insurance with respect to the Leased Property, including the Land and the Financed Improvements (or an irrevocable commitment for the issuance thereof), reasonably acceptable in form and substance to Administrative Agent (the "OWNER'S POLICY"), insuring that Lessor has good and indefeasible title to the Leased Property, subject to other exceptions to title as are reasonably acceptable to each Participant, in an amount equal to the aggregate Commitments, together with complete, legible copies of all encumbrances, maps and surveys of record. Alternatively, Lessor shall have received from the Title Insurance Company (or an irrevocable commitment for the issuance thereof) such title endorsements (including, without limitation, a date-down endorsement and CLTA Endorsement Form 107.2 (or the Colorado equivalent) to Lessor's owner's policy of title insurance (Policy No. CTAN705337, dated as of March 7, 2000)), reasonably acceptable in form and substance to Administrative Agent, sufficient to insure Lessor in the same manner as the Owner's Policy referred to above. Administrative Agent, for the benefit of the Participants, shall have received from the Title Insurance Company (or an irrevocable commitment for the issuance thereof), an ALTA 1970 lenders' policy of title insurance (the "LENDERS' POLICY"; and, together with the Owner's Policy, the "TITLE POLICIES"), reasonably acceptable in form and substance to Administrative Agent, insuring the Lien of the Deed of Trust as a valid first priority Lien against the Mortgaged Property, subject to such exceptions to title as are reasonably acceptable to Administrative Agent, in an amount equal to the aggregate Commitments, together with complete, legible copies of all encumbrances and plats of record. Alternatively, Administrative Agent, for the benefit of the Participants, shall have received from the Title Insurance Company (or an irrevocable commitment for the issuance thereof) such title endorsements (including, without limitation, CLTA Endorsement Forms 110.5 and 107.2 (or the Colorado equivalent) to Administrative Agent's lender's policy of title insurance (Policy No. CTAT705337, dated as of March 7, 2000)), reasonably acceptable in form and substance to Administrative Agent, sufficient to insure Administrative Agent's Lien under the Deed of Trust in the same manner as the Lenders' Policy referred to above. The Title Policies shall be dated as of the Advance Date and, to the extent permitted under Applicable Laws, shall: (x) contain affirmative endorsements as to mechanics' liens, doing business, usury, Form 3.0 zoning, Form B-1 comprehensive coverage, encroachments, the nonviolation of covenants and restrictions, variable rate, survey and creditor's rights exception revisions and revision of the standard tax exception, (y) contain endorsements or other assurances acceptable to Administrative Agent in its sole discretion, regarding the effect of recharacterization of the Lease and (z) contain such other endorsements as shall reasonably be requested by Administrative Agent (including, without limitation, the title endorsements previously issued by the Title Insurance Company in connection with Lessor's owner's title policy and Administrative Agent's lender's title policy previously issued in connection with the Leased Property and the Mortgaged Property, respectively).

     (o) APPROVED PLANS AND SPECIFICATIONS; ARCHITECT'S AGREEMENT; ASSIGNMENT. Administrative Agent shall have received and the Participants shall have reasonably approved: (i) the plans and specifications proposed as the Approved Plans and Specifications, with the first page of a copy of the Approved Plans and Specifications having been signed, and all other pages thereof having been initialed, by Construction Agent and the General Contractor (if any), (ii) a copy of Construction Agent's or Lessee's agreement with the Architect, if any,
(iii) a copy of the Construction Contract, and (iv) an assignment from Lessee and/or Construction Agent, as applicable, in favor of Lessor, of Lessee's and Construction Agent's interest in the Approved Plans and Specifications, the Architect's agreement and the Construction Contract, in the form required by the Construction Agency Agreement, and attached thereto the Architect's and, if applicable, General Contractor's written consent to such assignment.

     (p) INSURANCE. Insurance complying with the provisions of Article XIII of the Lease shall be in full force and effect as evidenced by certificates of insurance, broker's reports or insurance binders delivered to Administrative Agent and Lessor, all in form and substance reasonably satisfactory to the Participants, provided, however, that prior to the Completion Date, such insurance shall contain no deductible amount, unless any such deductible shall be approved by Administrative Agent upon the direction of the Required Participants and fully reserved as a separate contingency item in the Approved Construction Budget.

     (q) OFFEREE LETTER. Administrative Agent and Lessee shall have received certificate, substantially in the form of EXHIBIT F, from the Arranger, dated the Second Document Closing Date, with respect to offerees of the Notes and the Certificates (the "OFFEREE LETTER"). All documents and instruments required to be delivered on the initial Advance Date shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, or at such other location as may be determined by Administrative Agent and Lessee.

     (r) BONDING OF THE GENERAL CONTRACTOR. The General Contractor shall have provided, to Administrative Agent for the benefit of each of the Participants, a payment and performance bond or letter of credit, in either case reasonably acceptable in form and substance to each of the Participants, securing the timely performance of the obligations of the General Contractor and the timely completion of the Construction of the Financed Improvements. The bonding company or issuer of the letter of credit, as applicable, shall be subject to the prior written approval of each of the Participants.

     (s) ARCHITECT'S STATEMENT OF PROFESSIONAL OPINION. Administrative Agent shall have received a statement of professional opinion from the Architect, in substantially the form of EXHIBIT G hereto reasonably satisfactory to Administrative Agent, certifying that (i) the Leased Property, as improved in accordance with the Approved Plans and Specifications, and the contemplated use thereof by Lessee, will comply with Requirements of Law (including zoning and land use laws and Environmental Laws) and (ii) the Approved Plans and Specifications have been prepared in accordance with applicable Requirements of Law (including applicable Environmental Laws and building, planning, zoning and fire codes) and upon completion of the Financed Improvements in accordance with the Approved Plans and Specifications, such Financed Improvements will not encroach in any manner onto any adjoining land to the best of the Architect's knowledge based on information received (except as permitted by express written easements or as insured by appropriate title insurance).

     (t) CONSULTANT'S CERTIFICATE. Administrative Agent and each Participant shall have received a certificate executed by the Construction Consultant in the form of EXHIBIT I.

     (u) APPRAISAL OF THE DEDICATION. Administrative Agent and Lessor shall have received a certification from the Appraiser that the Dedication will not reduce the Fair Market Value of the Leased Property after giving effect to the Dedication.

     SECTION 6.2. CONDITIONS PRECEDENT TO EACH ADVANCE. The obligations of Lessor (through Administrative Agent) to make an Advance on each Advance Date, the obligation of Certificate Holders to Fund the related Certificate Amounts on such Advance Date, and the obligation of the Lenders to make the related Fundings of their Loans on such Advance Date are subject to satisfaction or waiver of the following conditions precedent.

     (a) ADVANCE REQUEST. Administrative Agent shall have received a fully executed counterpart of the Advance Request, executed by Construction Agent in accordance with SECTION 3.3(a).

     Each delivery of an Advance Request and the acceptance by Construction Agent of the proceeds of such Advance shall constitute a representation and warranty by Lessee and/or Construction Agent, as applicable, that on the applicable Advance Date (both immediately before and after giving effect to the making of such Advance and the application of the proceeds thereof), the representations and warranties made in SECTION 7.2 are true and correct as of such date and the conditions precedent to such Advance and the related Certificate Amount and Loans have been satisfied or waived in accordance with the Operative Documents.

     (b) CONSTRUCTION CERTIFICATE. With respect to any Construction Costs to be paid or reimbursed using the proceeds of such Advance, Administrative Agent shall have received from Construction Agent, prior to or contemporaneously with the applicable Advance Request, a Construction Certificate in the form of EXHIBIT H hereto (a "CONSTRUCTION CERTIFICATE"), together with all attachments thereto.

     (c) FEES. Each Agent and Participant shall have received all Fees due and payable pursuant to SECTION 4.4 or such payment shall be made out of the requested Advance.

     (d) REPRESENTATIONS AND WARRANTIES. On the Advance Date, the representations and warranties of Lessee and Guarantor herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

     (e) LITIGATION. No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, any other Operative Document or any transaction contemplated as part of the Overall Transaction, (ii) that questions the validity of the Operative Documents or the rights or remedies of Lessor, Guarantor, the Administrative Agent or the Participants with respect to Lessee or the Leased Property under the Operative Documents, or (iii) which in the reasonable judgment of the Required Participants is reasonably likely to have a Material Adverse Effect.

     (f) EVENT OF DEFAULT; SIGNIFICANT CASUALTY, SIGNIFICANT CONDEMNATION. There shall not have occurred and be continuing any Event of Default, and no Event of Default shall have occurred after giving effect to the making of the Advance requested by such Advance Request, Lessee shall not have received a Termination Notice pursuant to SECTION 15.1 of the Lease; no Construction Period Excluded Claim, or basis therefore, shall have occurred.

     (g) COMMITMENT AMOUNT. After giving effect to the applicable Advance, the aggregate amount of all Advances shall not exceed the Aggregate Commitment Amount and the aggregate amount of all Advances made by each Participant shall not exceed the Available Commitment of such Participant.

     (h) NO MATERIAL ADVERSE CHANGE. Immediately prior to, and after giving effect to, the Advance, there shall have occurred (i) no material adverse change with respect to the Leased Property or (ii) any change in the financial condition of Lessee or Guarantor which could reasonably be expected to have a Material Adverse Effect in the reasonable judgment of the Required Participants.

     (i) TRANSACTION EXPENSES. Lessee shall have paid all applicable Transaction Expenses, out of prior Advances pursuant to and subject to the limitations of SECTION 4.3(a), or such payment shall be made out of the requested Advance.

     (j) CERTIFICATE OF ARCHITECT. Administrative Agent shall have received a certificate from Architect, substantially in the form of EXHIBIT J hereto, certifying (i) that after giving effect to the applicable Advance, the estimated as yet unpaid cost to the Construction Agent of completing the Construction pursuant to the Construction Documents will not exceed the aggregate

Available Commitments, net of any portion of the aggregate Available Commitments that shall be allocated for Advances in respect of Capitalized Interest, Capitalized Yield, and Fees; (ii) that the Leased Property is being improved in a good and workmanlike manner and in accordance with the Approved Plans and Specifications, and the contemplated use thereof by Lessee will comply with Requirements of Law (including all zoning and land use laws and Environmental
Laws); (iii) the stage and percentage of completion which has been achieved by each of the various trades engaged in the construction of the Financed Improvements, and that the Construction is proceeding in accordance with the Approved Construction Schedule; and (iv) that the amount of the Advance (other than amounts attributable to Capitalized Interest, Capitalized Yield or amounts used to fund Fees or Transaction Expenses) is not greater than the actual value of the materials incorporated into the Financed Improvements and the work and labor performed in connection therewith.

     (k) BUILDING PERMITS. Any building permits required by any Governmental Authority in connection with the Construction for which the applicable Advance is being made shall have been obtained.

     (l) TITLE POLICY ENDORSEMENT. Lessor and Administrative Agent shall have received on the date of such Advance (other than with respect to the initial Advance) an endorsement to the Title Policies (i) indicating that since the date of the preceding Advance there has been no change in the state of title (except changes approved by Administrative Agent), (ii) updating the Title Policies to the date of such Advance, and (iii) increasing the coverage of the Title Policies by an amount equal to such Advance if the Title Policies do not by their own terms provide for such an increase.

     (m) CONTRACTOR RECEIPTS AND CERTIFICATION. Administrative Agent shall have received (i) a copy of any invoice which is the subject of such Advance and which is in excess of One Hundred Thousand Dollars ($100,000) from the General Contractor and all subcontractors engaged in the Construction together with evidence that all sums previously advanced for Construction Costs have been expended for such Construction Costs and that no further amounts are owing with respect to such previously invoiced Construction Costs, (ii) copies of all documents required to be submitted by Lessee as of such date pursuant to the terms of the contracts with the General Contractor and (iii) a certificate from the General Contractor, substantially in the form of EXHIBIT K hereto, certifying that the progress of the Construction is such that Substantial Completion of the Financed Improvements can occur on or prior to the Outside Completion Date.

     (n) INTERIM TERM. No Advance shall be made after the termination of the Commitment Period.

     SECTION 6.3. DELIVERIES UPON SUBSTANTIAL COMPLETION. Within fifteen (15) Business Days following the earlier of (i) the date of substantial completion of the Financed Improvements in accordance with the Approved Plans and Specifications or (ii) the date Administrative Agent gives Lessee notice of the determination described in the definition of the term "SUBSTANTIAL COMPLETION":

     (a) ARCHITECT'S CERTIFICATE. Construction Agent shall furnish to Administrative Agent a certificate of the Architect (substantially in the form of EXHIBIT L) dated at or about the Completion Date and stating that: (i) the Construction has been completed in all material respects in accordance with the Approved Plans and Specifications, and (ii) the Financed Improvements, as so completed, and the Leased Property complies in all material respects with all Applicable Laws, and certifying that attached thereto are true and complete copies of an "as built" or "record" set of the Approved Plans and Specifications).

     (b) CONSTRUCTION AGENT'S CERTIFICATION. Construction Agent shall furnish to Administrative Agent a certification of Construction Agent (substantially in the form of EXHIBIT M) as follows:

          (i) the representations and warranties of Lessee with respect to the Leased Property set forth in SECTION 7.2 are true and correct in all material respects as of the Completion Date and that all amounts owing to third parties for the Construction have been paid in full (other than contingent obligations for which adequate reserves have been made);

          (ii) no changes or modifications were made to the Approved Plans and Specifications delivered to the Appraiser for purposes of preparing the Appraisal that, individually or in the aggregate, have caused or reasonably could cause, the Fair Market Value of the Leased Property to be materially less than the Fair Market Value thereof at Substantial Completion as set forth in the Appraisal, other than modifications approved by the Administrative Agent;

          (iii) there are no defects to the Financed Improvements, including the plumbing, heating, air conditioning and electrical systems thereof, or the Leased Property, which, individually or in the aggregate, have caused or reasonably could cause, the Fair Market Value of the Leased Property to be materially less than the Fair Market Value thereof at Substantial Completion as set forth in the Appraisal; and

          (iv) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service the Leased Property, including the Financed Improvements, for its intended use are available pursuant to adequate permits (including any that are required under applicable Environmental Laws) except to the extent the unavailability thereof individually or in the aggregate would not have a Material Adverse Effect.

     (c) AS BUILT SURVEY; TITLE INSURANCE ENDORSEMENTS. Construction Agent shall furnish to Administrative Agent and Lessor true, correct and complete copies, certified by the Construction Agent, of the following (to the extent not previously delivered to Lessor):

          (i) an "as built" ALTA survey of the Leased Property, certified to Administrative Agent and Lessor, showing the location of the completed Financed Improvements, the location of all points of access to the Land and the location of all easements affecting the Land and certifying that there are no encroachments of the Financed Improvements onto any easements affecting the Land or onto any adjoining property (other than Permitted Liens) and that all applicable setback requirements and other restrictions have been complied with; and

          (ii) a date-down endorsement, dated not earlier than the date of Substantial Completion of the Financed Improvements, to the Title Insurance Policies.


                                   ARTICLE VII
                                 REPRESENTATIONS

     SECTION 7.1. REPRESENTATIONS OF THE PARTICIPANTS. As of the date of its execution of this Participation Agreement, each Participant represents and warrants, severally and only as to itself, to the other Participants, Lessor, the Administrative Agent, Lessee and Guarantor that:

     (a) ERISA. Such Participant is not and will not be making its Loans or funding Certificate Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or a "plan" (as defined in Section 4975(e)(1) of the Code).

     (b) STATUS. Such Participant is a commercial bank, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof.

     (c) POWER AND AUTHORITY. Such Participant has the requisite power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

     (d) LESSOR LIENS. There are no Lessor Liens attributable to such Participant upon the Lease or the Leased Property.

     (e) ORGANIZATION, ETC. Such Participant is a corporation or banking association duly organized, validly existing and in good standing under the laws of the State or jurisdiction of its creation.

     (f) INVESTMENT. The Certificate or Note being acquired by such Participant is being acquired by such Participant for investment and not with a view to or in connection with the resale or distribution of such interest or any part thereof, but without prejudice, however, to the right of such Participant at all times to sell or otherwise dispose of all or any part of such interest under a registration available under the Securities Act or under an exemption from such registration available under the Securities Act, it being understood that (subject to the Securities Act) the disposition by the undersigned of the Certificate or Note to be purchased by such Participant shall, at all times, remain entirely within its control.

     (g) OFFER OF SECURITIES, ETC. Neither such Participant nor any Person authorized to act on its behalf has, directly or indirectly, offered to sell the Notes, the Certificates or any other similar securities (the sale or offer of which would be integrated with the sale or offer of the Notes or the Certificates), for sale to, or solicited any offer to acquire any of the same from, any Person.

     (h)  NO REGISTRATION. Such Participant understands and acknowledges that
(1) neither the Notes and the Certificates nor the Guarantees have been or will be registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the

Securities Act, (2) neither the Notes and the Certificates nor the Guarantees have been or will be registered or qualified under the securities or "blue sky" laws of any jurisdiction, (3) the Notes and the Certificates (including the Guarantees) may be resold (which resale is not currently contemplated, or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, (4) none of Lessee, Lessor or the Administrative Agent is required to register the Notes or the Certificates, and
(5) any transfer must comply with the provisions of the Operative Documents relating thereto. Such Participant will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes or the Certificates held by it.

     (i) INSTITUTIONAL INVESTOR. Such Participant is a sophisticated institutional investor and is an "accredited investor" as defined in paragraph
(1), (2), (3) or (7) of Rule 501(a) of the Securities Act, and has substantial knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes or the Certificates (and the Guarantees) and is able to bear the economic risk of such investment for an indefinite period of time. Such Participant has been given all such information concerning the Notes and the Certificates (and the Guarantees), the other Operative Documents, the Leased Property, Lessor, Lessee and Guarantor as it has requested.

     (j) LEGEND. Such Participant understands and acknowledges that the Note or Certificate which it is acquiring will bear a legend as set forth in the form of
Note included in the Loan Agreement or the form of Certificate included in the Trust Agreement, as applicable.

     The making of any Loan or the advancing of any Certificate Amount on any Advance Date shall constitute an affirmation by the subject assignee or acquiring Participant of each of the preceding representations and warranties.

     SECTION 7.2. REPRESENTATIONS OF LESSEE AND GUARANTOR. Each of Lessee and Guarantor, jointly and severally, represents and warrants to each of the other parties hereto as of the Second Document Closing Date and each Advance Date that:

     (a)  CORPORATE EXISTENCE AND POWER. Each of Lessee and Guarantor:

          (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii) has the corporate power and authority, the legal right and all governmental licenses, authorizations, consents and approvals to own its assets, to lease the property (including the Leased Property) it operates as lessee, to carry on its business and to execute, deliver and perform its obligations under the Operative Documents;

          (iii) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (iv) is in compliance with all Requirements of Law;

except in each case referred to in CLAUSE (iii) or (iv) of this SECTION 7.2, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (b) CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by Lessee and Guarantor of this Participation Agreement and each other Operative Document to which such Person is or will be party have been duly authorized by all necessary corporate action and do not and will not:

          (i) contravene the terms of any of Lessee's or Guarantor's Organic Documents;

          (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, any document evidencing any obligations to which Lessee or Guarantor is a party (including any indenture, loan agreement, mortgage, deed of trust, contract or other agreement) or any order, injunction, writ, decree or permit of any Governmental Authority to which Lessee or Guarantor or any of such Person's property is subject; or

          (iii) violate any Applicable Law (including, without limitation, Regulation U or Regulation X).

     (c) GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by or notice to, or filing with any Governmental Authority or any other Person is necessary or required by or in respect of Lessee or Guarantor in connection with the execution, delivery or performance by, or enforcement against, Lessee or Guarantor, or the validity or enforceability of any Operative Document.

     (d) BINDING EFFECT. This Participation Agreement and each other Operative Documents to which Lessee or Guarantor is a party have been or will be duly executed and delivered on behalf of Lessee or Guarantor, as applicable, and constitutes the legal, valid and binding obligation of Lessee or Guarantor to the extent it is a party thereto, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     (e) LITIGATION. Except as set forth in SCHEDULE 7.2(e), there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of Lessee and Guarantor, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority against Lessee or Guarantor, or any of their respective properties:

          (i) which purport to affect or pertain to this Participation Agreement or any other Operative Documents or the Overall Transaction; or

          (ii) as to which (either individually or in the aggregate) there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Participation Agreement or any other Operative Document, or directing that the Overall Transaction not be consummated as herein or therein provided.

     (f) NO DEFAULT. No Default or Event of Default exists or would occur as a result of, or after giving effect to, the Advance or the Overall Transaction. Neither Lessee nor Guarantor is in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Second Document Closing Date, create an Event of Default.

     (g)  ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE 7.2(g),

          (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Guarantor, nothing has occurred which would cause the loss of such qualifications. Guarantor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (ii) There are no pending or, to the best knowledge of Guarantor, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (iii) (A)No ERISA Event has occurred or is reasonably expected to occur; (B) the Pension Plans do not have aggregate Unfunded Pension Liabilities in excess of $1,000,000; (C) neither Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) neither Guarantor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) neither Guarantor nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          (h) TITLE TO PROPERTIES. Each of Lessee and Guarantor has good title in fee simple to, or a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i) TAXES. Lessee and Guarantor have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or on their properties, income or assets otherwise due and payable, expect those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Lessee or Guarantor that would, if made, have a Material Adverse Effect.

          (j) FINANCIAL CONDITION. (i) Each of (A) the audited consolidated financial statements of Guarantor and its subsidiaries as of December 31, 1998 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (B) the unaudited consolidated financial statements of Guarantor and its subsidiaries as of September 30, 1999 and the related consolidated statements of income, shareholders' equity and cash flows for the period ended on that date:

               (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (y) fairly present the financial position of Guarantor and its subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (z) except as specifically disclosed in SCHEDULE 7.2(j), show in accordance with GAAP all material indebtedness and other liabilities, direct or contingent, of Guarantor and its consolidated subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

     (ii) Since December 31, 1998 there has been no Material Adverse Effect.

     (k)  ENVIRONMENTAL MATTERS. (i) Except as specifically disclosed in
SCHEDULE 7.2(k), the ongoing operations of Lessee and Guarantor comply in all respects with all Environmental Laws, except such noncompliance which would not (if enforced in accordance with Applicable Law) result in liability in excess of $1,000,000 in the aggregate.

          (ii) Except as specifically disclosed in SCHEDULE 7.2(k) Lessee and Guarantor have obtained all material licenses, permits, authorization and registrations required under any Environmental Law and necessary for their respective ordinary course operations ("ENVIRONMENTAL PERMITS"), all such Environmental Permits are in good standing and Lessee and Guarantor are in compliance with all material terms and conditions of such Environmental Permits.

          (iii) Except as specifically disclosed in SCHEDULE 7.2(k), none of Lessee, Guarantor, or any of their respective present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to (I) any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance or (II) any claim, proceeding or written notice from any Person regarding any Environmental Law, Environmental Claim or Hazardous Substance.

          (iv) Except as specifically disclosed in SCHEDULE 7.2(k), there are no Hazardous Substance or other conditions or circumstances exiting with respect to any property of Lessee or Guarantor, or arising from operations prior to the Advance Date of Lessee or Guarantor that would reasonably be expected to give rise to Environmental Claims with a potential liability in excess of $5,000,000 in the aggregate for all such conditions, circumstances and properties. In addition, to Lessee's and Guarantor's knowledge, (I) neither Lessee nor Guarantor has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Substance off-site, which in any such case could reasonably be expected to have a Material Adverse Effect, and (II) Lessee and Guarantor have met all material notification requirements under Title III of CERCLA and all other Environmental Laws.

     (l) REGULATED ENTITIES. None of Lessee, Guarantor or any Person controlling Lessee and Guarantor is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither Lessee nor Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     (m) NO BURDENSOME RESTRICTIONS. Neither Lessee nor Guarantor is a party to or bound by any Business Obligations, or subject to any restriction in any charter or other organizational document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect, other than any Material Adverse Effect arising as a result of any reduction in billable services provided by Lessee or Guarantor or any termination of any customer service agreement (in either case, by parties other than Lessee and Guarantor) pursuant to any provision included in the Business Obligations.

     (n) COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Lessee and Guarantor own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective business and the Leased Property, without infringing upon or violating the legal rights of any other Person. To the best knowledge of Lessee and Guarantor, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Lessee or Guarantor infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to Lessee and Guarantor's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Lessee and Guarantor, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (o) FULL DISCLOSURE. None of the representations or warranties made by Lessee or Guarantor in the Operative Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Lessee or Guarantor in connection with the Operative Documents (including the offering and disclosure materials delivered by or on behalf of Lessee and Guarantor to the Participants prior to the Second Document Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     (p) CHIEF EXECUTIVE OFFICES OF LESSEE. The Lessee's "place of business" or "chief executive office" (if it has more than one place of business), as such terms are used in

Section 9-103(3) of the UCC, are located at 1700 Lincoln Street, Denver,
Colorado.

     (q) SOLVENCY. Each of Lessee and Guarantor is, and after the making of the Advance and the consummation of the Overall Transaction will be, Solvent.

     (r) APPRAISAL DATA. Taken as a whole, the information provided by Guarantor, Lessee and their Affiliates to the Appraiser was true and correct in all material respects when provided, and when provided did not omit any information known to Lessee, Guarantor or any such Affiliate regarding the title, physical condition, or use of the Leased Property or any of their Affiliates which Lessee or Guarantor or any of their Affiliates knew or should reasonably have known was necessary to make the information provided not materially misleading.

     (s) UTILITIES. All water, sewer, electric, gas, telephone and drainage facilities, all other utilities required to adequately service the Leased Property for its intended use and means of access between the Financed Improvements and public highways for pedestrians and motor vehicles will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). No fire or other casualty has occurred. All utilities serving the Leased Property, or proposed to serve the Leased Property in accordance with the Approved Plans and Specifications, are or will be located in, and vehicular access to the Leased Property, including to the Financed Improvements, is provided by, either public rights-of-way abutting the Leased Property or Appurtenant Rights.

     (t) LEASED PROPERTY. The contemplated use of the Leased Property by Lessee and its agents, assignees, employees, lessees, licenses and tenants will comply in all material respects with all Applicable Laws (including, without limitation, all zoning and land use laws and Environmental Laws) and Insurance Requirements. With respect to the Leased Property, all material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Leased Property during the construction of the applicable Improvements thereon, (y) construction of the Financed Improvements in accordance with the Approved Plans and Specifications and the Construction Agency Agreement and (z) the use, occupancy and operation of the Leased

Property have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation as applicable.

     (u) FLOOD HAZARD AREAS. No portion of the Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority. If the Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, then, to the extent required by Applicable Laws, flood insurance has been obtained by Lessee in accordance with the National Flood Insurance Act of 1968, as amended.

     (v)  OWNERSHIP, NATURE, CONDITION AND USE OF THE LEASED PROPERTY.

          (i) Lessor has acquired and holds the fee interest in the Leased Property free and clear of all liens other than Permitted Liens. None of Guarantor, Lessee or any of their Affiliates, including TeleTech Customer Care Management, Inc., is a party to any contract or agreement to sell, transfer or encumber any interest in the Leased Property or any part thereof, other than pursuant to this Participation Agreement and the Lease.

          (ii) The Leased Property is located in the State of Colorado, County of Arapahoe. The Leased Property and any present use and presently anticipated future use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply in all material respects with all Applicable Laws (including zoning and land use laws and Environmental Laws), except for such instances of non-compliance that would not have, individually or in the aggregate, a Material Adverse Effect, and Insurance Requirements. No notices, complaints or orders of violation or non-compliance or liability have been issued or, to the best knowledge of Lessee and Guarantor, threatened by any Person with respect to the Leased Property or the present or intended future use thereof, except for such violations and instances of non-compliance as could not have, individually or in the aggregate, a Material Adverse Effect, and neither Lessee nor Guarantor is aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders.

     (w) PERFECTION OF SECURITY INTEREST; FILINGS. The Lease constitutes an enforceable, first priority lien of record and perfected security interest of record in Lessee's interest in the Leased Property in favor of Lessor, subject to Permitted Liens, as against all Persons, including Lessee and its creditors. Except for the filings and recordings listed in SCHEDULE 6.1(j) (which filings or recordings, or arrangements therefor meeting the requirements specified herein, shall have been duly made on or before the Advance Date (including the payment of any fees or taxes relating to any of the foregoing)), no other filings or recordings are necessary to validly and effectively convey to Lessor good and marketable fee simple title in the Land, and Administrative Agent has a valid and enforceable first priority Lien for the benefit of the Participants in the Leased Property and the other TeleTech Collateral free and clear of all other Liens, other than Permitted Liens. Neither Lessee, Guarantor nor any of their Affiliates has created, consented to, incurred or suffered to exist any Lien upon the Leased Property, other than Permitted Liens.

     (x) OFFER OF SECURITIES, ETC. Neither Lessee or Guarantor, nor any Person authorized to act on behalf of either of them, has directly or indirectly offered the Notes or the Certificates (including the related Guarantees) or any other similar securities (the sale or offer of which would be integrated with the sale or offer of the Notes, the Certificates or the Guarantees), for sale to, or solicited any offer to acquire any of the same from, any Person other than the Participants and other "accredited investors" (as defined in the Regulation D of the SEC), each of whom was offered a portion thereof at private sale for investment.

     (y) ADVANCE. The amount of each Advance requested represents amounts owed by Construction Agent in respect of Construction Costs incurred prior to the date of such Advance and for which Construction Agent has not previously been reimbursed by an Advance or represent amounts with respect to Capitalized Interest, Capitalized Yield or Capitalized Fees.

     SECTION 7.3. REPRESENTATIONS OF LESSOR. The Bank, in its individual capacity and not as Lessor (except to the extent specifically provided for below), represents and warrants to each of the other parties hereto as follows:

     (a) CHIEF EXECUTIVE OFFICE. The Bank's chief executive office or place of business (if it has only one place of business) and the place where the documents, accounts and records relating to the Overall Transaction are kept are located at its address set forth in SCHEDULE III.

     (b) DUE ORGANIZATION, ETC. The Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power and authority to execute, deliver and perform its obligations: (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Participation Agreement, and (ii) acting as Lessor under the Trust Agreement, under this Participation Agreement and each other Operative Document to which it is or will be a party as Lessor.

     (c) DUE AUTHORIZATION; ENFORCEABILITY, ETC. This Participation Agreement and each other Operative Document to which the Bank is or will be a party have been or will be (to the extent it is to be a party thereto in its individual capacity), duly authorized, executed and delivered by or on behalf of the Bank (in its individual capacity) and are, or upon execution and delivery will be, legal, valid and binding obligations of the Bank (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles. The Operative Documents to which Lessor is a party constitute the legal, valid and binding obligation of Lessor (acting solely as Lessor under the Trust Agreement, and not in its individual capacity), except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles.

     (d) NO CONFLICT. The execution and delivery by (i) the Bank, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Participation Agreement and (ii) the Bank, in its capacity as Lessor, of each Operative Document to which Lessor is or will be a party, are not and will not be, and the performance by the Bank, in its individual capacity or as Lessor, as the case may be, of its obligations under each are not and will not be, inconsistent with the articles of association or by-laws of the Bank, do not and will not contravene any Applicable Laws of the United States of America or the State of Connecticut relating to the banking or trust powers of the Bank and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which the Bank is a party or by which it or its properties may be bound or affected.

     (e) NO APPROVALS, ETC. Neither the execution and delivery by the Bank in its individual capacity or (assuming the due authorization, execution and delivery of the Trust Agreement by each Certificate Holder) as Lessor, as the case may be, of any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, the United States of America or the Governmental Authority of Connecticut governing its banking practices.

     (f) LESSOR LIENS. The Leased Property is free and clear of all Lessor Liens attributable to the Bank and no act or omission by it has occurred which would give rise to a Lessor Lien attributable to it.

     (g) LITIGATION. There is no action, proceeding or investigation pending or, to the best knowledge of the Bank, threatened against the Bank or Lessor which questions the validity of any of the Operative Documents, and there is no action, proceeding or investigation pending or, to the best knowledge of the Bank, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Bank or Lessor to perform its obligations under the Operative Documents to which it is a party.

     (h) SECURITIES ACT. Neither the Bank nor Lessor nor any Person authorized to act on its behalf has offered or sold any interest in the Notes or Certificates (including the Guarantees), or in any similar security relating to the Leased Property, or in any security, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities, to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Lenders, and in the case of the Certificates, the Certificate Holders, each of whom was offered a portion thereof at private sale for investment, and neither the Bank nor Lessor nor any Person authorized to act on its behalf will take any action which would require registration of the offer or sale of any interest in the Notes or Certificates (or the Guarantees) pursuant to the provisions of
Section 5 of the Securities Act or any state securities laws.

     SECTION 7.4. REPRESENTATIONS AND WARRANTIES OF ADMINISTRATIVE AGENT. First Security Bank, National Association, in its individual capacity and not as Administrative Agent (except as specifically provided for below), hereby represents and warrants to each of the other parties hereto that:

     (a) ORGANIZATION AND AUTHORITY. It is duly organized as a national banking association under the laws of the United States and has the power and authority to enter into and perform its obligations under the Operative Documents.

     (b) AUTHORIZATION; BINDING EFFECT. The Operative Documents to which Administrative Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Administrative Agent, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by Administrative Agent will be, valid, legal and binding agreements of Administrative Agent, enforceable against Administrative Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (c) NON-CONTRAVENTION. Neither the execution and delivery by Administrative Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, or as Administrative Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) its charter documents or bylaws; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it is now a party or by which it or its property, either in its individual capacity, or as Administrative Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Administrative Agent, either in its individual capacity, or as Administrative Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, or as Administrative Agent, or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any federal banking or Utah Governmental Authority applicable to it in its individual capacity or as Administrative Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Administrative Agent, either in its individual capacity, or as Administrative Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party.

     (d) ABSENCE OF LITIGATION, ETC. There is no litigation (including derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Administrative Agent, threatened against it which would be reasonably likely to adversely affect Administrative Agent's ability to perform its obligations under the Operative Documents to which it is or will be a party.

     (e) GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by Administrative Agent in connection with the Overall Transaction, except those which have been made or obtained or will be obtained on a timely basis in the ordinary course of Administrative Agent's business, and which are in full force and effect.


                                  ARTICLE VIII
              COVENANTS OF LESSEE, CONSTRUCTION AGENT AND GUARANTOR

     SECTION 8.1. CONSTRUCTION MATTERS. Each of TeleTech Services Corporation, as Lessee and as Construction Agent, and Guarantor, jointly and severally, covenants and agrees with Lessor, Administrative Agent and each of the Participants that from the Second Document Closing Date through the Completion Date, Lessee, in its individual capacity and as Construction Agent, and Guarantor, shall comply, and Guarantor shall cause TeleTech Services Corporation in such capacities to comply, with the following provisions of this SECTION 8.1.

     (a) COMPLETION; FINAL COMPLETION. Construction Agent shall cause Substantial Completion to occur prior to the Outside Completion Date in accordance with the standards set forth at SECTION 6.3. No proceeds of any of the Advances shall be used to pay for personal property, including, without limitation, furniture, trade fixtures or equipment. Construction Agent shall cause Final Completion to occur not later than one hundred eighty (180) days after the Outside Completion Date.

     (b) CONSTRUCTION ASSURANCES. Each Person engaged by Construction Agent on behalf of Lessor that is a signatory to each Major Construction Document shall covenant and agree in a writing

(which writing may be incorporated in an acknowledgment or consent to an assignment of such Major Construction Document to Administrative Agent) that:
(i) none of Lessor, any Agent or any Participant is personally liable for any claims or obligations incurred under such contract, (ii) such Person will provide written notice to Lessor and Agents of any material breach under such contract and, during the existence of an Event of Default, Lessor and Administrative Agent shall have at least sixty (60) days following the receipt of such notice to cure such breach, and (iii) upon written request of Lessor or Administrative Agent, such Person shall provide to Lessor and Administrative Agent an estoppel certificate in respect of such contract in a form reasonably requested by Lessor or Administrative Agent.

     (c) CONSTRUCTION PROGRESS INFORMATION. Construction Agent shall furnish or cause to be furnished to Lessor or, if requested in lieu thereof, Administrative Agent, upon request (but, so long as no Event of Default has occurred and is continuing, not more than once per calendar month or such shorter period to coincide with Advance Requests), on forms approved by Administrative Agent, such details concerning the Construction as Lessor or Administrative Agent, as applicable, shall reasonably require, including: (i) the costs incurred and the progress of the Financed Improvements, (ii) copies of any modifications or changes to the Approved Plans and Specifications, and (iii) a list of the names and addresses of Construction Agent's and General Contractor's materials dealers and subcontractors with whom written agreements have been made by Construction or the General Contractor.

     (d) LESSEE'S FUNDING OF TENANT IMPROVEMENTS. Lessee shall pay directly, from its own funds, for a portion of the costs and expenses associated with construction of the Tenant Improvements in an amount equal to the Lessee Funding Amount, which payments shall be made in accordance with the schedule set forth in the Lessee Funding Schedule; provided that Lessee shall not be obligated to make any such payments until three (3) months after the initial Advance Date. Notwithstanding any statement contained in any of the Operative Documents to the contrary, the parties hereto acknowledge and agree that in no event shall any of the Participants be required to fund any amounts under their respective Commitment for the costs associated with the construction of the Tenant Improvements until Lessee has fully contributed the Lessee Funding Amount toward the payment of such costs; provided, however, the Participants agree that so long as all of the other conditions precedent to Funding set forth in the Operative Documents have otherwise been satisfied, the Participants agree to fund the first

$300,000 of Tenant Improvement construction costs during the first three (3) months after the initial Advance Date, if, and only if, Construction Agent determines it is necessary that the Funding for such costs be made during such time period.

     SECTION 8.2. ADDITIONAL COVENANTS OF LESSEE AND GUARANTOR. Each of Lessee and Guarantor, jointly and severally, covenants and agrees with Lessor, Administrative Agent and each of the Participants that Lessee and Guarantor shall comply with the following provisions of this SECTION 8.2, applicable to it, it being understood that the following covenants are in addition to, and not by way of limitation of, any covenant set forth in the Construction Agency Agreement or the Lease.

     (a) FURTHER ASSURANCES. Each of Lessee and Guarantor, at its cost and expense, will (i) cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Lessor, Administrative Agent or any Participant reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Participation Agreement and the other Operative Documents and the Overall Transaction; and (ii) cause all financing statements (including precautionary financing statements), fixture filings, mortgages and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by the Administrative Agent, any Participant or Lessor in order to establish, preserve, protect and perfect the title and Lien of Lessor and/or Administrative Agent in the Leased Property and Lessor's, Administrative Agent's and/or any Participant's rights under this Participation Agreement and the other Operative Documents.

     (b) LIENS. Lessee shall not, by any act or omission to act, incur or suffer to exist any Lien on the Leased Property other than Permitted Liens.

     (c) CHANGE OF NAME OR ADDRESS. Lessee and Guarantor shall each provide Lessor and Administrative Agent thirty (30) days' prior written notice of any change in name, or the address of its chief executive office (or place of business if it has only one place of business) or the office where it keeps its records concerning its accounts and the Leased Property.

     (d) FINANCIAL AND OTHER INFORMATION. Lessee and Guarantor shall furnish, or cause to be furnished, to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent, with sufficient copies for Lessor and each
Participant:

          (i)  As soon as available, but not later than the earlier of (i) five
     (5) days after the filing thereof with the SEC and (ii) 120 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1999), a copy of the audited consolidated balance sheet of Guarantor and its subsidiaries as of the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Guarantor's or any Subsidiary's records.

          (ii) As soon as available, but not later than the earlier of (i) five
     (5) days after the filing thereof with the SEC and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Guarantor and its subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the previous fiscal year and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Guarantor and its subsidiaries.

          (iii) Concurrently with the delivery of the financial statements referred to in SECTION 8.2(d)(i), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

          (iv) Concurrently with the delivery of the financial statements referred to in SECTION 8.2(d)(i) and (d)(ii) a certificate of the chief financial officer of Guarantor, in the form of EXHIBIT O hereto, (A) demonstrating, in reasonable detail and with the supporting calculations, compliance with the financial covenants set forth in SECTION 8.2 or in the Credit Agreement to the extent incorporated by reference herein at SECTION 8.4 and (B) stating that no Event of Default or Default has occurred and is continuing, setting forth details of such Event of Default or Default and the action that Lessee or Guarantor, as applicable, have taken and proposes to take with respect thereto;

          (v) Concurrently with the delivery of the financial statements referred to in SECTION 8.2(d)(i), (i) a consolidating income statement for such year (which need not be audited), and (ii) a budget for the next succeeding fiscal year.

          (vi) Concurrently with the delivery of the financial statements referred to in SECTION 8.2(d)(ii), a consolidating income statement for such quarter.

          (vii) Promptly, copies of all financial statements and reports that Guarantor sends to its shareholders and within five (5) days of filing with the SEC, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that Guarantor or any subsidiary may make to, or file with, the SEC.

          (viii) Promptly, such additional information regarding the business, financial or corporate affairs of Guarantor or any subsidiary as the Administrative Agent, at the request of any Participant, may from time to time reasonably request.

          (ix) Within five Business Days after the occurrence of any event which constitutes an Event of Default or Default, if such occurrence is then continuing notice of such occurrence together with a statement by a Responsible Officer of Guarantor stating the facts with respect thereto and the actions that the Lessee or Guarantor, as applicable, have taken or proposed to take with respect thereto;

          (x) As soon as possible and in any event within five days after the commencement of litigation against the Lessee, Guarantor, or any of Guarantor's Subsidiaries, or the receipt of a notice of default by the Lessee or Guarantor or any of Guarantor's Subsidiaries, that could reasonably be expected to have a Material Adverse Effect, notice of such litigation or notice of default describing in reasonable detail the facts and circumstances concerning such litigation or default and Lessee's, Guarantor's or Guarantor's Subsidiary's, as applicable, proposed actions in connection therewith; and

          (xi) Such other information respecting the condition or operations, financial or otherwise, of Lessee, Guarantor or any Subsidiary of Guarantor as any Participant through the Administrative Agent may from time to time reasonably request.

     (e) RATES. With respect to each determination of Interest and Yield pursuant to this Participation Agreement, the Loan Agreement, the Trust Agreement and Basic Rent under the Lease, Lessee acknowledges and agrees to Sections 2.5, 2.6 and 2.7 of the Loan Agreement, Sections 2.4 and 2.5 of the Trust Agreement, and SECTIONS 4.1, 4.2 and 4.3 (a) hereof and the applicable definitions in APPENDIX 1.

     (f) OWNERSHIP INTEREST IN LESSEE. Guarantor shall cause Lessee to remain a directly or indirectly wholly-owned Subsidiary of Guarantor.

     (g) REAPPRAISAL; ADDITIONAL COLLATERAL. Unless otherwise waived in writing by the Required Participants Lessee on the second (2nd) anniversary of the Second Closing Date, Administrative Agent shall have received an appraisal in form and substance satisfactory to each of the Participants which shall establish (by the use of appraisal methods satisfactory to the Participants) the Fair Market Value of the Leased Property as of such second (2nd) anniversary of the Second Closing Date. In the event the Fair Market Value of the Leased Property evidenced by such appraisal (the "SECOND ANNIVERSARY FMV") is less than the then outstanding Lease Balance ("SECOND ANNIVERSARY LEASE BALANCE"), within ten (10) days of the request therefor, Lessee shall deliver to Administrative Agent, on behalf of and for the benefit of the Participants, cash collateral or other acceptable non-cash securities collateral, in the amount of the difference between the Second Anniversary FMV and the Second Anniversary Lease Balance (but in no event in an amount greater than the difference between the Aggregate Commitment Amount and the "as-built" Fair Market Value as of the Estimated Completion Date of the Leased Property set forth in the Appraisal obtained under
Section 6.1(h)(ii)). Lessee shall, promptly upon request, execute and deliver, or cause to be executed and delivered, any and all documents and instruments and to take such other actions as are required by the Participants in order to effectuate the provisions of this paragraph and to create perfected security interests in and to the additional collateral (including all investments, return or proceeds thereof) referred to herein in favor of the Participants. Such additional collateral shall be deemed part of the Teletech Collateral.

     SECTION 8.3. FINANCIAL COVENANTS.

     (a) DEBT TO EBITDAR RATIO. Guarantor shall not, as of the last day of any fiscal quarter, permit its Debt to EBITDAR Ratio to be greater than 3.0 to 1.0.

     (b) FIXED CHARGE COVERAGE RATIO. Guarantor shall not, as of the last day of any fiscal quarter, permit its ratio of (a) EBITDAR for the period of four concurrent fiscal quarters than ending to (b) Fixed Charges for such four fiscal quarter period to be less than 2.5 to 1.0.

     (c) QUARTERLY PROFITABILITY. Guarantor shall have Net Income for each fiscal quarter of at least $1.00.

     (d) Guarantor shall not, at any time, permit its aggregate Liquid Assets to be less than $25,000,000.

     SECTION 8.4. CREDIT AGREEMENT COVENANTS. Lessee will perform, comply with and be bound by, for the benefit of Lessor and each Participant, each of its agreements, covenants and obligations contained in Articles VI and VII (other than Sections 6.01, 6.02, 6.03(a), 6.12, 6.13, 7.16, 7.17 and 7.18) of the
Credit Agreement (together with the related definitions and ancillary provisions) as in effect on the date hereof. The above-specified provisions of the Credit Agreement are incorporated herein by reference and will be deemed to continue in effect for the benefit of the Lessor, Administrative Agent and the Participants until the Expiration Date, without limiting the foregoing, whether or not the Credit Agreement or any Commitment thereunder remains in effect or the "Obligations" (as that term is therein defined in the Credit Agreement) are paid and discharged. For purposes of the foregoing, references to the provisions of the Credit Agreement incorporated herein by reference (i) to "Company" shall refer to Guarantor, (ii) "Lender" or "Lenders" shall refer to Participant or Participants respectively, (iii) "Administrative Agent" shall refer to Administrative Agent, and (iv) "Agreement" shall refer to this Participation Agreement.

                                   ARTICLE IX
                         OTHER COVENANTS AND AGREEMENTS

     SECTION 9.1. COVENANTS OF THE PARTICIPANTS, THE ADMINISTRATIVE AGENT AND THE BANK.

     (a) LESSOR LIENS. Each of the Participants (severally and not jointly with any other Participants), the Administrative Agent and the Bank hereby agrees that so long as this Participation Agreement is in effect it:

          (i) will not create, incur, assume or suffer to exist any Lessor Lien attributable to it upon the Lease or the Leased Property (other than as contemplated by any of the Operative Documents); and

          (ii) will remove any Lessor Lien created or incurred by it and use its best efforts to remove any Lessor Lien attributable to it assumed or suffered to exist by it upon the Lease or the Leased Property (other than the Deed of Trust and such other Liens as are contemplated by any of the Operative Documents); PROVIDED, HOWEVER, that any action taken pursuant to this CLAUSE (ii) shall not limit Lessee's rights or remedies under any of the Operative Documents. In the event of any Lessor Lien attributable to Bank, in addition to complying with its obligations under this CLAUSE (ii), Bank will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of such Lessor Lien.

     (b) TRUST AGREEMENT. Without prejudice to any right under the Trust Agreement of Bank to resign as Lessor, or the Certificate Holders' rights under the Trust Agreement to remove Lessor, each of the Certificate Holders hereby agrees with Lessee (so long as no Event of Default shall have occurred and be continuing), the Lenders and the Administrative Agent (i) not to terminate or revoke the trust created by the Trust Agreement, except as permitted by the Trust Agreement, prior to the later of the Expiration Date or the payment in full of the obligations under the Notes and Certificates, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the Expiration Date in such a manner as to materially and adversely affect the rights of any such party, (iii) except as otherwise expressly authorized under the Operative Documents, not to withdraw from the Trust Estate any funds other than amounts payable to it by Administrative Agent as distributions of Basic Rent and Supplemental Rent (including Excepted Payments) without the prior written consent of each such party and (iv) to comply with all of the terms of the Trust Agreement applicable to it, the nonperformance of which would adversely affect such party.

     (c) SUCCESSOR CERTIFICATE TRUSTEE. Lessor or any successor may resign or be removed by the Participants as Certificate Trustee, a successor Certificate Trustee may be appointed, and a corporation may become Lessor under the Trust Agreement, only in accordance with the provisions of the Trust Agreement. Notwithstanding anything to the contrary contained in this Participation Agreement or the Trust Agreement, so long as no Event of Default shall be continuing, the appointment of a successor Certificate Trustee shall be subject to the consent of Lessee (such consent not to be unreasonably withheld or delayed).

     (d) INDEBTEDNESS; OTHER BUSINESS. Bank agrees that it, in its capacity as Lessor, shall not, on behalf of the Trust, contract for, create, incur or assume any Indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of Lessee, Administrative Agent and the Lenders, Bank agrees in such capacity to be bound by Section 1.2(b) and Article III of the Trust Agreement.

     (e) CHANGE OF PRINCIPAL PLACE OF BUSINESS. Bank agrees that it, in its capacity as Lessor, shall give prompt notice to the Certificate Holders, Lessee and Administrative Agent, if Lessor's principal place of business or chief executive office (if it has more than one place of business), or the office where the records concerning the accounts or contract rights relating to the Overall Transaction are kept, shall cease to be located at the address in the State of Connecticut set forth on SCHEDULE III, or if it shall change its name or identity.

     (f) ACCEPTANCE OF PROVISIONS OF LEASE. The Participants, the Administrative Agent and Lessor hereby acknowledge and accept the provisions of Sections 13.4 and 21.1 of the Lease.

     (g) DEPRECIATION. Prior to the Expiration Date and during the continuance of the Sale Option Period, neither Lessor nor any Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Leased Property unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws or as a protective response to a proposed adjustment by a Governmental Authority; PROVIDED, HOWEVER, that if an appropriate taxing authority shall require Lessor or any Participant to claim any such federal or state tax attributes or benefits, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a contest contained in, SECTION 12.5(b).

     (h) INSOLVENCY PROCEEDINGS. Each of the Participants, Lessor, in its individual capacity, and the Administrative Agent, in its respective individual capacity, and Lessee covenants as to itself, not jointly with any other Person, that it shall not (i) commence any action, proceeding or other case with respect to Lessor under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to indebtedness, (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to Lessor and for all or any substantial benefit of the creditors of Lessor, or (iii) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this CLAUSE (i), except in each case, as expressly permitted pursuant to the Loan Agreement upon the occurrence of a Loan Event of Default.

     (i) RELEASE OF DOCUMENTS. Administrative Agent hereby agrees that, upon a sale of the Leased Property pursuant to Section 20.1 of the Lease and payment of all amounts due and owing from Lessee and Construction Agent under the Operative Documents or repayment in full of all Loans and Certificate Amounts and all other amounts due and owing from Lessee and Construction Agent under the Operative Documents to Administrative Agent and the Participants, Administrative Agent shall promptly execute and deliver to Lessee a release of the Mortgage, releases of the Construction Agency Agreement Assignment, and releases of all other Liens created by the Operative Documents, and termination statements for any financing statements relating to the Leased Property which are then of record naming Administrative Agent as secured party or assignee thereof.


                                    ARTICLE X
                           REPLACEMENT OF PARTICIPANTS

     SECTION 10.1. REPLACEMENT OF PARTICIPANTS. Lessee or Arranger, acting at the direction of the Required Participants and with the approval of Lessee, may replace (a) any Certificate Holder or any Lender that breaches its obligation under SECTION 3.1 or

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

3.2, as the case may be, to fund a Certificate Amount or make a Loan, or (b) any Certificate Holder or Lender with respect to which, (i) the right to pay Interest or Yield by reference to the LIBO Rate shall be suspended under SECTION
13.1 or 13.2, or (ii) there are or would be any claim for reimbursement or compensation under SECTION 13.3(a) or 13.5.

     SECTION 10.2. COOPERATION. Administrative Agent and Lessor hereby agree to cooperate with Lessee, at Lessee's sole cost and expense if Lessee is acting pursuant to SECTION 10.1, in Lessee's efforts to arrange one or more Replacement Participants as contemplated by this SECTION 10.2.


                                   ARTICLE XI
                      TRANSFERS OF PARTICIPANTS' INTERESTS

     SECTION 11.1. ASSIGNMENTS.

     (a) All or any part of the interest of any Lender in, to or under this Participation Agreement, the other Operative Documents, the Leased Property or the Notes may be assigned or transferred by such Lender at any time to any Person; PROVIDED, HOWEVER, that (i) each assignment or transfer shall comply with all applicable securities laws; (ii) each assignment or transfer shall consist of a transfer of equivalent portions of such Lender's Notes and equivalent portions of such Lender's rights and obligations under the Loan Agreement; (iii) unless both parties to the assignment are Participants immediately prior to giving effect to the assignment, each assignment or transfer of Loans shall be in a minimum aggregate amount of $10,000,000 (or if less, the entire amount of such Participant's Commitment) and $1,000,000 integral multiples in excess thereof (or such Participant's entire Commitment);
(iv) each such assignment shall be to an Eligible Assignee; (v) unless the assignee or transferee is a then existing Participant, or a then existing lender under the Credit Agreement, or an Event of Default has occurred and is continuing, the transferee or assignee shall be a Person consented to in writing by Lessee, such consent not to be unreasonably withheld or delayed; (vi) Administrative Agent shall have received from the assignee/transferee or the assignor/transferor a transfer fee in the amount of $2,500; and (vii) each assignee or transferee shall (A) comply, as of the date of the transfer, with the delivery requirements of SECTION 11.3(a); (B) acknowledge in writing, addressed and delivered to each of the Persons then party to this Participation Agreement, that the obligations to be performed from and after the date of such transfer or assignment under this



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

Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this SECTION 11.1(a) (and the transferor and transferee Participant shall deliver to Lessee, Administrative Agent and Lessor an Assignment Agreement, in substantially the form of EXHIBIT N and an Investor's Letter in substantially the form of SCHEDULE II to EXHIBIT N, each executed by the assignee or transferee) and (C) represent and warrant to Lessor, Administrative Agent, each Participant and Lessee in writing each of the representations and warranties as set forth in SECTION 7.1 and that:

          (w) it has the requisite power and authority to accept such assignment or transfer;

          (x) it will not transfer any Note unless the proposed transferee makes the foregoing representations and covenants;

          (y) it will not take any action with respect to such Note that would violate any applicable securities laws; and

          (z) it will not assign or transfer any interest in its Note except in compliance with this SECTION 11.1.

Any transfer or assignment made in violation of the above requirements shall not be effective against the other parties to this Participation Agreement until such requirements are satisfied.

     (b) Any Certificate Holder may assign or transfer all or any part of its interest in, to and under this Participation Agreement, the other Operative Documents and the Leased Property at any time to any Person; PROVIDED, HOWEVER, that (i) unless the assignee or transferee is a then existing Participant or a then existing lender under the Credit Agreement or an Event of Default has occurred and is continuing, the assignee or transferee shall be a Person consented to in writing by Lessee, such consent not to be unreasonably withheld or delayed; (ii) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (iii) unless both parties to the assignment are Participants immediately prior to giving effect to the assignment, the amount of the commitment of the assigning Certificate Holder being assigned pursuant to each such assignment shall not be less than $5,000,000 (or if less, the entire amount of such Participant's Commitment) and shall be an integral multiple of $1,000,000 (or such Participant's entire commitment), (iv) each such assignment shall be to an Eligible Assignee, (v) the Administrative Agent shall have received from assignee/transferee or the assignor/transferor a transfer fee in the amount of $2,500;



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

PROVIDED, HOWEVER, that only one fee need be paid if transfers under both
SECTION 11.1(a) and 11.1(b) are made concurrently, (vi) each assignment or transfer shall comply with all applicable securities laws; and (vii) each assignee or transferee shall (A) comply, as of the date of the transfer, with the delivery requirements of SECTION 11.3(a); (B) acknowledge in writing, addressed and delivered to each of the Persons then party to this Participation Agreement, that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this SECTION 11.1(b) (and the transferor and transferee Certificate Holder shall deliver to Lessee, Lessor and Administrative Agent an Assignment Agreement, in substantially the form of EXHIBIT N and an Investor's Letter in substantially the form of SCHEDULE II to EXHIBIT N, executed by the assignee or transferee) and (C) represent and warrant to Lessor, Administrative Agent, each Participant and Lessee as set forth in SECTION 7.1 and that:

          (v) it has the requisite power and authority to accept such assignment or transfer and to engage in the Overall Transaction;

          (w) it will not take any action with respect to its Certificate that would violate any applicable securities laws;

          (x) it will not assign or transfer any Certificate except in compliance with this SECTION 11.1(b); and

          (y) it will not transfer any Certificate unless the proposed transferee makes the foregoing representations and covenants.

Any transfer or assignment made in violation of the above requirements shall not be effective against the other parties to this Participation Agreement until such requirements are satisfied.

     SECTION 11.2. PARTICIPATIONS. Any Participant may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "SUB-PARTICIPANT") participating interests in all or a portion of its rights and obligations under this Participation Agreement, the other Operative Documents, or its Notes or Certificates (including, without limitation, all or portion of the Rent owing to it); PROVIDED, HOWEVER, that:

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     (a)  no participation contemplated in this SECTION 11.2 shall relieve such
Participant from its obligations hereunder or under any other Operative
Document;

     (b) such Participant shall remain solely responsible for the performance of its Commitment and such other obligations;

     (c) Lessee shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Participation Agreement and each of the other Operative Documents;

     (d) each such Sub-Participant will make representations and warranties to the Participant that are consistent with SECTION 7.1, MUTATIS MUTANDIS;

     (e) no Sub-Participant, unless such Sub-Participant is an Affiliate of such Participant, or is itself a Participant, shall be entitled to have any right to vote or grant or withhold consents or otherwise to require such Participant or Lessee to take or refrain from taking any action hereunder or under any other Operative Document;

     (f) no Sub-Participant shall be entitled to the benefits of ARTICLE XIII in excess of the right of the Participant selling the relevant participating interest; and

     (g) unless such Sub-Participant is an existing Participant, such participation shall be subject to the consent of Lessee, not to be unreasonably withheld or delayed; provided, however, that no consent shall be required during the existence and continuation of an Event of Default.

     SECTION 11.3. WITHHOLDING TAXES; DISCLOSURE OF INFORMATION; PLEDGE UNDER REGULATION A.

     (a) If any Participant or any assignee of, or Sub-Participant in, any Note or Certificate (each such assignee or Sub-Participant, a "TRANSFEREE") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or Transferee, as applicable, shall (as a condition precedent to acquiring or participating in any Loan or Certificate and as a continuing obligation to Lessor and Lessee) (i) furnish to Lessor, Administrative Agent and Lessee in duplicate, for each taxable year of such Participant or Transferee during the Term, a properly completed and executed copy of either Internal Revenue Service Form W-8 ECI or Internal Revenue Service



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

Form 1001 and Internal Revenue Service Form W-8 BEN and Internal Revenue Service Form W-8 BEN or Internal Revenue Service Form W-8 or Internal Revenue Form W-9 and any additional form (and such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder, and
(ii) provide to Lessor, Administrative Agent and Lessee a new Internal Revenue Service Form W-8 ECI or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 BEN or Internal Revenue Service Form W-8 BEN or Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment of a Participant's Note or Certificate, each Transferee shall be deemed bound by the provisions set forth in this ARTICLE XI. No Participant or Transferee that fails to comply with the requirements of this SECTION 11.3(a) shall be entitled to the benefit of any tax indemnity for gross-up of payments in respect of withholding taxes pursuant to SECTION 12.4 or 12.5.

     (b) Subject to SECTION 15.13 hereof, any Participant, Administrative Agent or Lessor may, in connection with any assignment or participation or proposed assignment or participation pursuant to this ARTICLE XI, disclose to the assignee or participant or proposed assignee or participant any information relating to Lessee, Guarantor, their Affiliates and the Leased Property.

     (c) Anything in this ARTICLE XI to the contrary notwithstanding, any Participant may, without the consent of Lessee, assign and pledge all or any portion of the Notes or Certificates held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise, but no such assignment shall relieve any Participant of its obligations hereunder.

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

                                   ARTICLE XII
                                 INDEMNIFICATION

     SECTION 12.1. INDEMNIFICATION.

     (a) GENERAL INDEMNIFICATION. (i) Prior to the Base Term Commencement Date and without limitation on the rights of any Indemnitee under any other indemnification set forth in this ARTICLE XII:

          A. Lessee shall pay and assume liability for, and does hereby agree, whether or not any of the transactions contemplated hereby shall be consummated, to indemnify, protect, defend, save and keep harmless Lessor from and against any and all Claims that may be imposed on, incurred by or asserted against Lessor (whether because of action or omission by Lessor or any other Indemnitee), whether or not such Claim is covered by any other indemnification under this ARTICLE XII or Lessor shall also be indemnified as to any such Claim by any other Person whenever such Claim arises or accrues, including whether or not such Claim arises or accrues at any time prior to or after the Expiration Date, and which in all cases include any Claim for which Lessor has an obligation to indemnify any Person, or for which Lessor otherwise has liability, under SECTION 12.1(a)(i)(B), and

          B. Lessor shall pay and assume liability for, and does hereby agree to indemnify, protect, defend, save and keep harmless each Construction Period Participant Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against any such Construction Period Participant Indemnitee (whether because of action or omission by such Construction Period Participant Indemnitee), whether or not such Claim is covered by any other indemnification under this ARTICLE XII or such Construction Period Participant Indemnitee shall also be indemnified as to any such Claim by any other Person, and

     (ii) Commencing upon the Base Term Commencement Date, and without limitation on the rights of any Indemnitee under any other indemnification set forth in this ARTICLE XII, whether or not any of the transactions contemplated hereby shall be consummated, Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee), whether or not such Claim



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

is covered by any other indemnification under this ARTICLE XII or such Indemnitee shall also be indemnified as to any such Claim by any other Person, and whether or not such Claim arises or accrues after the Expiration Date, in each case under this SECTION 12.1(a)(i) or (ii), in any way arising out of or relating to:

          A. any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

          B. the Leased Property, including the Land, the Improvements or any part thereof or interest therein;

          C. the purchase, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale or other transfer pursuant to the Lease), return or other disposition of all or any part of any interest in the Leased Property, or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), including Claims made by invitees of Lessee or any assignee, or any sublessor of either thereof, or by any other person entering on the Leased Property, (ii) any Claim resulting from or related to latent or other defects, whether or not discoverable, (iii) any Claim resulting from or related to the acquisition of the Leased Property or any construction thereon (including the Construction) or use thereof, (iv) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property, (v) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Leased Property or any part thereof, (vi) any Claim for patent, trademark or copyright infringement, or (vii) Claims arising from any public improvements with respect to the Leased Property resulting in any change or special assessments being levied against the Leased Property or any



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

     plans to widen, modify or realign any street or highway adjacent to the Leased Property, or any Claim for utility "tap-in" fees;

          D. the offer, issuance, sale, transfer or delivery of the Certificates and Notes;

          E. the breach or alleged breach by Lessee, Construction Agent or Guarantor of any covenant, representation or warranty made by it or deemed made by it in any Operative Document, any Construction Document or any certificate delivered by it;

          F. the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

          G. the retaining or employment of any broker, finder or financial advisor by Lessee, in its individual capacity or as Construction Agent or Guarantor to act on its behalf in connection with this Participation Agreement; or

          H. any other agreement entered into or assumed by Lessee including, in its capacity as Construction Agent or Guarantor in connection with the Leased Property, including the Improvements and the Land or by Lessor in the purchase of the Land (including, in connection with each of the matters described in this SECTION 12.1 to which this indemnity shall apply, matters based on or arising from the negligence of any Indemnitee).

It is expressly understood and agreed that the indemnity provided for herein shall (i) survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document and
(ii) not adversely affect and are in addition to any right to Indemnity under
SECTION 12.1 of the Original Participation Agreement with respect to any Claim relating to any act, omission or existence of facts existing or arising prior to the Second Document Closing Date, which shall be deemed to survive for purposes hereof.

     (b)  EXCLUSIONS FROM INDEMNITIES; LIMITATIONS ON LESSOR INDEMNITIES.

          (i) Notwithstanding the foregoing provisions of this ARTICLE XII, Lessee shall not be obligated to indemnify an Indemnitee under SECTION 12.1(a)(i) and Lessor shall not be



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

     required or obligated to indemnify a Construction Period Participant Indemnitee under SECTION 12.1(a)(ii) for any Claim to the extent that such Claim is, or is attributable to: (A) the gross negligence or willful misconduct of such Indemnitee; (B) the breach by such Indemnitee of its representations and warranties in SECTION 7.1, 7.4 or 7.5 as the case may be, or the breach by such Indemnitee of its covenants as set forth in this Participation Agreement or in any other Operative Document to which such Indemnitee is a party; (C) any Claim resulting from the imposition of any Lessor Lien that such Indemnitee is responsible for discharging under the Operative Documents; and (D) in respect of any indemnification under
     SECTION 12.1(a)(i), any Claim to the extent such Claim arises as a result of a Nonrelated Construction Event; PROVIDED, HOWEVER, that nothing in the foregoing clauses (A) through (D) shall be deemed to exclude or limit (x) any Claim that Lessor or any Construction Period Participant and any Indemnitee may have under any Operative Document or Applicable Laws for damages from Lessee for breach by Lessee of its representations, warranties or covenants made or deemed made by it in any Operative Document or (y) any remedy under or claim for or right to damages pursuant to ARTICLE XVI of the Lease.

          (ii) Lessor's obligation to indemnify and hold harmless any Construction Period Participant Indemnitee under SECTION 12.1(a)(ii) or Tax Indemnitee under SECTION 12.5(a)(ii):

          (A) is not an individual or personal obligation of Lessor, but solely its obligation in its capacity as Lessor, and nothing herein shall be construed as creating any liability on Lessor, individually or personally, to pay, indemnify or hold harmless any Indemnitee under this ARTICLE XII;

          (B) is not an obligation binding on Lessor except to the extent of any payment received by Lessor pursuant to SECTION 12.1(a)(i) or SECTION 12.5(a)(ii);

          (C) shall be paid and discharged solely and exclusively from amounts received by Lessor pursuant to SECTION 12.1(a)(i) or SECTION 12.5(a)(ii), and it is expressly agreed by each Construction Period Participant Indemnitee that the sole recourse of each such Person for payment or discharge of the indemnification obligations created under SECTION 12.1(a)(ii)



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

     shall be to such amounts paid by Lessor pursuant to SECTION 12.1(a)(i); and

          (D) is the sole and exclusive right of each Construction Period Participant Indemnitee against Lessor, and any right to proceed against Lessor individually or otherwise under common law, federal or state securities laws or otherwise for indemnification or contribution in connection with the matters covered by this SECTION 12(a)(ii) or SECTION 12.5(a)(ii) is hereby expressly waived by each Construction Period Participant Indemnitee (other than claims that may be made against Lessor, individually or personally, for fraud, gross negligence or willful misconduct).

          Except as otherwise set forth in this SECTION 12.1(b), nothing in this
ARTICLE XII is intended as or shall be construed as a limitation on the right of any Indemnitee to make indemnification, contribution or other claims of any kind against Lessee, to the extent that such claims otherwise may be made, with respect to any matter, including indemnification for Claims of the type referred to in SECTION 12.1(a)(i) and 12.1(a)(ii). To the extent that any payments made pursuant to SECTION 12.1(a)(i) and SECTION 12.1(a)(ii) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lessor to a trustee, debtor in possession, receiver or other Person under any Bankruptcy Law, common law or equitable cause, then to such extent, the Indemnitee who received any such payments from Lessor (or any portion thereof) shall repay any such amounts to Lessor, or as may otherwise be directed by a court of competent jurisdiction.

          The indemnification obligations of Lessor under SECTION 12.1(a)(ii) shall survive and be reinstated to the same extent, for the same period and in the same manner as the indemnification obligations of Lessee.

          The right of any Construction Period Participant Indemnitee or Tax Indemnitee to seek indemnification from Lessor under SECTION 12.1(a)(ii) or 12.5(a)(ii) is subject to and conditioned upon compliance by any such Indemnitee with the notice, cooperation, appointment of counsel, contest rights and other provisions in SECTION 12.4, except that any reference in such Sections to Lessee shall be deemed to be a reference to Lessor.

     Without limiting the foregoing, Lessor hereby, subject to the terms of this
SECTION 12.1(b), grants to each Construction Period



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

Participant Indemnitee and each Tax Indemnitee a nonexclusive assignment of the right to enforce Lessor's indemnification rights under SECTIONS 12.1(a)(i)(A) and 12.5(a)(i)(A) with respect to Claims or Impositions of such Construction Period Participant Indemnitees for which Lessor is indemnified under such SECTIONS 12.1(a)(i)(A) and 12.5(a)(i)(A). Lessee acknowledges and agrees that Lessor, (i) has indemnified the Construction Period Participant Indemnitees and Tax Indemnitees under SECTIONS 12.1(a)(i)(B) and 12.5(a)(i)(B), and (ii) has granted to such Construction Period Participant Indemnitees a nonexclusive assignment of the right to enforce Lessor's indemnification rights under such Sections. Any Claim for indemnification to be made by any Construction Period Participant Indemnitee by its exercise of the above described nonexclusive assignment will be brought on behalf of each Construction Period Participant Indemnitee to be so indemnified by Administrative Agent following a demand by any such Indemnitee, and solely for purposes of SECTION 12.4 and 12.5(b) Administrative Agent shall be deemed to be the Indemnitee or Tax Indemnitee as applicable.

     SECTION 12.2. ENVIRONMENTAL INDEMNITY. Without limitation of the other provisions of this ARTICLE XII, Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys' and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of the condition of the Leased Property or any clean-up, remedial, removal or restoration work by any Governmental Authority, arising in whole or in part, out of:

          (a) the presence on, under or around the Leased Property or any portion thereof of any Hazardous Substance, or any releases or discharges of any Hazardous Substance on, under, from, onto or around the Leased Property or any portion thereof,

          (b) any activity, including, without limitation, construction (including construction of the Financed Improvements), carried on or undertaken on or off the Leased Property or any portion thereof, and whether by Lessee or any of its Affiliates or any predecessor in title or any employees, agents, sublessees, contractors or subcontractors



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

     of Lessee, any of its Affiliates or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance that at any time are located or present on, under or around, or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Leased Property or any portion thereof,

          (c) loss of or damage to any property or the environment arising from, or in any way related to, the Leased Property or Lessee or any of its Affiliates (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from, or in any way related to, the Leased Property, Lessee, any of its Affiliates or the Overall Transaction or any portion thereof,

          (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien against the Leased Property or any portion thereof, or

          (e) any residual contamination on or under any of the Leased Property, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substance, in each case arising from, or in any way related to, the Leased Property, Lessee, any of its Affiliates, or the Overall Transaction or any portion thereof, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws.

     SECTION 12.3. END OF TERM INDEMNITY. If (a) Lessee elects the Sale Option and (b) after paying to Administrative Agent, for the benefit of the Participants, any amounts due under ARTICLES XX and XXI of the Lease, the Lease Balance shall not have been reduced to zero, then Lessee shall promptly pay an amount equal to the shortfall to Administrative Agent on the Expiration Date to the extent that an appraisal report conforming to the requirements of this
SECTION 12.3 indicates that such shortfall is due to any of

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

the following events, circumstances or conditions, whether or not permitted under the Lease: (i) the failure to maintain the Leased Property as required by the Lease and the other Operative Documents, and in at least as good a condition as it was in on the Completion Date, ordinary wear and tear excepted; (ii) the carrying out of or the failure to undertake any improvements or Modifications (including the Financed Improvements) by Lessee whether or not permitted pursuant to the Operative Documents, ordinary wear and tear excepted; (iii) any change or modification to the Approved Plans and Specifications following the earlier of (x) the Second Document Closing Date and (y) the delivery of the Approved Plans and Specifications pursuant to SECTION 6.1(o), whether or not permitted pursuant to the Operative Documents, (iv) the existence of any environmental condition at or affecting the Leased Property, whether or not such condition existed on the initial Advance Date; (v) any defect, exception, easement, restriction or other encumbrance on or title to the Leased Property within the power of Lessee to control or affect, whether or not created or existing on the initial Advance Date, (vi) the dependence of the Leased Property on any improvement or facility not fully located on the Leased Property; (vii) any restoration or rebuilding carried out by Lessee or any sublessee; (viii) any use of the Leased Property or any part thereof by Lessee or any sublessee other than as an office building, or (ix) any other cause or condition within the power of Lessee to control or affect, other than ordinary wear and tear. For purposes of making the determination provided for in this SECTION 12.3, Lessor may request, and Lessee shall thereupon provide not less than 15 Business Days prior to the consummation of the sale of the Leased Property, at Lessee's sole cost and expense, a report from an appraiser selected by the Required Participants and reasonably approved by Lessee, in form and substance satisfactory to the Required Participants and using approved methods satisfactory to the Required Participants, concerning the extent to which the fact that the actual Fair Market Value of the Leased Property as of the Expiration Date is less than the Fair Market Value anticipated for such date in the Appraisal is due to any of the factors enumerated in the preceding sentence hereof.

     SECTION 12.4. PROCEEDINGS IN RESPECT OF CLAIMS. With respect to any amount that Lessee is requested by an Indemnitee to pay by reason of SECTION 12.1(a) or 12.2, such Indemnitee shall, if so requested by Lessee and prior to any payment, submit such additional information to Lessee as Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

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     In case any action, suit or proceeding shall be brought against any
Indemnitee, such Indemnitee shall notify Lessee of the commencement thereof, and Lessee shall be entitled, at its expense, to participate in, and, to the extent that Lessee desires to, assume and control the defense thereof through its own counsel, which shall be subject to the reasonable approval of the Required Participants, on behalf of the Indemnitee; PROVIDED, HOWEVER, that Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in accordance with the terms of the Operative Documents in respect of such action, suit or proceeding, and, at the request of the Indemnitee, Lessee shall keep such Indemnitee fully appraised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request. Lessee must indicate its election to assume such defense by written notice to the Indemnitee within ninety (90) days following receipt of Indemnitee's notice of the Claim, or in the case of a third party claim which requires a shorter time for response then within such shorter period as specified in the Indemnitee's notice of Claim, PROVIDED that such Indemnitee has given Lessee notice thereof. Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any material risk of imposition of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property or any part thereof unless, in the case of civil liability, Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by Lessee which Lessee and the Indemnitee have been unable to sever from the indemnified Claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by Lessee in accordance with the foregoing. Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 12.1 or 12.2, as applicable, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed in the case of a money settlement not involving an admission of liability of such Indemnitee.


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

     Each Indemnitee shall supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by SECTION
12.1 or 12.2, as applicable, and Lessee shall reimburse the Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 12.1 or 12.2, as applicable, without the prior written consent of Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under SECTION 12.1 or 12.2, as applicable, with respect to such Claim, does not admit any criminal liability or civil liability on behalf of Lessee in connection with such Claim, and uses reasonable efforts to advise Lessee on the status of proceedings from time to time during the pendency of such Claim.

     Upon payment in full of any Claim by Lessee pursuant to SECTION 12.1 or 12.2, as applicable, to or on behalf of an Indemnitee, Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with Lessee and give such further assurances as are necessary or advisable to enable Lessee vigorously to pursue such claims.

     Any amount payable to an Indemnitee pursuant to SECTION 12.1 or 12.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

     SECTION 12.5. GENERAL TAX INDEMNITY.

          (a)  INDEMNIFICATION.

          (i) Prior to the Base Term Commencement Date and without limitation on the rights of any Indemnitee under any other indemnification set forth in this ARTICLE XII:

          A. Lessee shall pay and assume liability for, and does hereby agree, whether or not any of the transactions



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     contemplated hereby shall be consummated, to indemnify, protect, defend and hold harmless Lessor from and against, all Impositions on an After Tax Basis; and

          B. Lessor shall pay and assume liability for, and does hereby agree to indemnify, protect, defend and hold harmless each Construction Period Participant Indemnitee from and against, any and all Impositions on an After Tax Basis; and

          (ii) Commencing upon the Base Term Commencement Date, and without limitation on the rights of any Indemnitee under any other indemnification set forth in this ARTICLE XII, Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect, defend and hold harmless, each Tax Indemnitee and the Leased Property from and against any and all Impositions on an After Tax Basis.

     (b) CONTESTS. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which Lessee may have an indemnity obligation pursuant to this SECTION 12.5, or if any Tax Indemnitee shall determine that any Imposition for which Lessee may have an indemnity obligation pursuant to this SECTION 12.5 may be payable, such Tax Indemnitee shall promptly (and in any event, within thirty (30) days) notify Lessee in writing (PROVIDED that failure to so notify Lessee within thirty (30) days shall not alter such Tax Indemnitee's rights under this SECTION 12.5, except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by Lessee; PROVIDED, HOWEVER, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Tax Indemnitee shall in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by Lessee, unless the Tax Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period, in which case Tax Indemnitee shall promptly notify Lessee.


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

     Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from the Tax Indemnitee (or such shorter period as the Indemnitee has notified Lessee is required by law or regulation for the Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest such Imposition, at Lessee's expense. If (x) such contest can be pursued in the name of Lessee and independently from any other proceeding involving an Imposition for which Lessee has not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of the Tax Indemnitee, but can be pursued independently from any other proceeding involving an Imposition for which Lessee has not agreed to indemnify such Tax Indemnitee or (z) the Tax Indemnitee so requests, then Lessee shall be permitted to control the contest of such claim PROVIDED, that in order to take control of the contest, Lessee must first acknowledge in writing its obligation to indemnify for the Imposition which is the subject of the contest if the outcome thereof is adverse, and PROVIDED, FURTHER, that in determining the application of CLAUSES (x) and (y) of the preceding sentence, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which Lessee indemnifies hereunder from Taxes Lessee is not obligated to indemnify hereunder, so that Lessee can control the contest of the former. In all other claims requested to be contested by Lessee, the Tax Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to Lessee. In no event shall Lessee be permitted to contest (or the Tax Indemnitee required to contest) any claim (A) if such Tax Indemnitee provides Lessee with a legal opinion of independent counsel that such action, suit or proceeding involves a material risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property or any part thereof unless Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing, unless Lessee shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect of the Impositions subject to such claim and all expenses for which Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless Lessee shall have agreed to pay and shall pay to such Tax Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition, including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Impositions prior to the contest, unless Lessee shall provide to the Tax Indemnitee an



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interest-free advance in an amount equal to the Imposition that the Tax
Indemnitee is required to pay (with no additional net after-tax costs (including Taxes) to such Tax Indemnitee). In addition, for Tax Indemnitee-controlled contests and claims contested in the name of the Tax Indemnitee in a public forum, no contest shall be required: (A) unless, in the case of an income tax, the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee for which Lessee may be liable to pay an indemnity under this SECTION 12.5) exceeds $50,000 and (B) unless, if requested by the Tax Indemnitee, Lessee shall have provided to the Indemnitee an opinion of counsel selected by Lessee (which may be in-house counsel, except that in the case of income taxes indemnified hereunder such opinion shall be that of independent tax counsel selected by the Tax Indemnitee and reasonably acceptable to Lessee) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

     The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Impositions (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment, PROVIDED, HOWEVER, that if the Tax Indemnitee is the controlling party and Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer then the amount for which Lessee will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agent or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

     Each Tax Indemnitee shall supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this
SECTION 12.5(b), and Lessee shall promptly reimburse such Tax Indemnitee for the reasonable out-of-pocket expenses of supplying such information and documents. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or

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

other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this SECTION 12.5 (and with respect to which contest is required under this SECTION 12.5(b)) without the prior written consent of Lessee (such consent not to be unreasonably withheld), unless such Tax Indemnitee waives its right to be indemnified under this SECTION 12.5 with respect to such claim.

     Notwithstanding anything contained herein to the contrary, a Tax Indemnitee will not be required to contest (and Lessee shall not be permitted to contest) a claim with respect to any Imposition if (i) such Tax Indemnitee shall waive its right to indemnification under this SECTION 12.5 with respect to such claim (and any claim with respect to such year or any other taxable year, the contest of which is materially adversely affected as a result of such waiver) or (ii) such Imposition is the sole result of a claim of a continuing and consistent nature, which claim has previously been resolved against the relevant Tax Indemnitee (unless a change in law or facts has occurred since such prior adverse resolution and Lessee provides an opinion of independent tax counsel to the effect that it is more likely than not that such change in law or facts will result in a favorable resolution of the claim at issue).

     (c) PAYMENTS. (i) TO, OR FOR THE ACCOUNT OF, A TAX INDEMNITEE. Any Imposition indemnifiable under this SECTION 12.5 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to Tax Indemnitee pursuant to this
SECTION 12.5 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee (accompanied by a written statement describing in reasonable detail the amount so payable), but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made to a Tax Indemnitee pursuant to this SECTION 12.5 shall be made directly to the Tax Indemnitee entitled thereto in immediately available funds at such bank or to such account as specified by the Tax Indemnitee in written directions to Lessee, or, if no such direction shall have been given, by check of Lessee payable to the order of the Tax Indemnitee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Tax Indemnitee with respect to an Imposition that Lessee is required to pay directly to the taxing authority, Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Imposition or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.



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

     (ii) TO LESSEE. (x) If any Tax Indemnitee shall actually realize a Tax benefit (whether by way of deduction, credit, allocation or apportionment or otherwise) with respect to a Tax not indemnifiable hereunder which would not have been realized but for any Tax with respect to which Lessee has reimbursed or indemnified such Tax Indemnitee pursuant to the Operative Documents, which benefit was not previously taken into account in determining the amount of Lessee's payment to such Tax Indemnitee, such Tax Indemnitee shall pay to Lessee an amount equal to the amount of such Tax benefit, increased by any actual Tax savings realized by such Tax Indemnitee and net of any additional Taxes actually borne by such Tax Indemnitee as a result of such payment (I.E., on a "GROSSED-UP BASIS"); PROVIDED, HOWEVER, that no payment shall be made as long as an Event of Default is continuing; PROVIDED, FURTHER, however, that no Tax Indemnitee shall be required to pay to Lessee any Tax benefit to the extent such payment would be greater than the amount of such Taxes in respect of which the reimbursement or indemnification was paid by Lessee, reduced by all prior payments by such Tax Indemnitee under this SECTION 12.5(c)(ii)(x) in respect of such amount; any payment to Lessee which is so limited shall, to the extent of such unpaid excess, be carried over and shall be available to offset any future obligations of Lessee under this SECTION 12.5. If such repaid Tax benefit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions set forth in clauses (i) through (ix) of the definition of Impositions.

          (y) Upon receipt by a Tax Indemnitee of a refund or credit of all or part of any Taxes paid or indemnified against by Lessee, which refund or credit was not previously taken into account in determining the amount of Lessee's payment to such Tax Indemnitee, such Tax Indemnitee shall pay to Lessee, on a Grossed-Up Basis, an amount equal to the amount of such refund or credit, plus any interest received by or credited to such Tax Indemnitee with respect to such refund; PROVIDED, HOWEVER, that no such payment shall be made as long as an Event of Default is continuing; PROVIDED, FURTHER, however, that no Tax Indemnitee shall be required to pay to Lessee any refund or credit to the extent such refund or credit is greater than the amount of Taxes in respect of which payment or indemnification was made by Lessee, reduced by all prior payments by such Tax Indemnitee under this SECTION 12.5(c)(ii)(y) in respect of such amount. If such repaid refund or credit is thereafter lost, the additional Tax payable shall be treated as a Tax indemnifiable hereunder without regard to the exclusions set forth in clauses (i) through (ix) of the definition of Impositions.



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

          (z) The Tax Indemnitee will, at Lessee's expense, pursue refunds and tax benefits that would result in any such payments to Lessee, but only if the Tax Indemnitee has been notified in writing by Lessee that such refunds or tax benefits are available and should be pursued.

     (d) REPORTS. In the case of any report, return or statement required to be filed with respect to any Impositions that are subject to indemnification under this SECTION 12.5 and of which Lessee has knowledge, Lessee shall promptly notify the Tax Indemnitee of such requirement and, at Lessee's expense (i) if Lessee is permitted (unless otherwise requested by the Tax Indemnitee) by Applicable Laws, timely file such report, return or statement in its own name or
(ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or the Tax Indemnitee otherwise requests that such report, return or statement be filed in the name of or by such Tax Indemnitee, Lessee shall prepare such report, return or statement for filing by such Tax Indemnitee in such manner as shall be reasonably satisfactory to such Tax Indemnitee and send the same to the Tax Indemnitee for filing no later than ten
(10) days prior to the due date therefor. In any case in which the Tax Indemnitee will file any such report, return or statement, Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow the Tax Indemnitee to file such report, return or statement.

     (e)  WITHHOLDING TAXES.

          (i) Lessor or its agent shall withhold any Taxes required by Applicable Laws to be withheld on any payment to any Participant, except to the extent that the Participant has furnished such information to Lessor or its agent as shall be sufficient under Applicable Laws to entitle such Person to an exemption from withholding Taxes. The amount payable to Lessor, any Participant or any Sub-Participant shall be reduced by the amount of any withholding Taxes required to be withheld by Lessor or its agent pursuant to the preceding sentence and, except to the extent set forth in SECTION 13.3, Lessee and Lessor shall have no liability or obligation to the Participants with respect to any such withholding Taxes. In accepting and carrying out its duties with respect to withholding Taxes pursuant to this SECTION 12.5(e), Lessor shall act as the duly authorized agent of Lessee to act on behalf of Lessee under the withholding provisions of Chapter 3 of the Code. Lessee shall file notice of such appointment in accordance with applicable Treasury regulations order Code



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     Section 1441. Such agency shall terminate in the event that Applicable Laws are amended so as to release Lessee of the obligation to withhold Taxes with respect to payments made by Lessee to Lessor under the Lease and in any event upon termination or expiration of the Lease.

          (ii) If and to the extent Lessor or its agent has in good faith attempted to comply with its obligation to withhold Taxes in accordance with CLAUSE (i) and a claim regarding withholding Taxes is made against Lessor or its agent, as between Lessee and Lessor (or its agent), Lessee shall be responsible for, and Lessee shall indemnify and hold harmless Lessor (and its agent) (without duplication of any indemnification required by SUBSECTION (a)) on an After Tax Basis against, such claim to the extent, but only to the extent, Lessor or its agent has actually paid funds to a taxing authority with respect to such withholding taxes or receives a demand for such payment from any taxing authority, but subject to the provisions of SECTION 12.5(b).

          (iii) Each Participant agrees to reimburse Lessor or its agent for any withholding Taxes for which Lessor or its agent becomes liable and to reimburse Lessee for any Taxes other than those for which Lessee is liable pursuant to SECTION 13.3 or other amounts paid by Lessee pursuant to CLAUSE
     (ii) hereof.

          (iv) For purposes of determining whether withholding Taxes apply to payments under the Lease, it shall be assumed that the Lease constitutes a loan for United States Federal income tax purposes (as is the parties' intention).

     SECTION 12.6. GROSS UP. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this ARTICLE XII (each such payment or reimbursement under this ARTICLE XII, an "original payment") and which original payment constitutes income to such Indemnitee when accrued or received, then Lessee shall pay to, or for the account of, such Indemnitee on demand the amount of such original payment on an After Tax Basis.


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                                  ARTICLE XIII
                        CONTINGENT LIBOR AND OTHER COSTS

     SECTION 13.1. LIBO RATE LENDING UNLAWFUL. If any Participant shall determine (which determination shall, upon notice thereof to Lessee and the Participants, be conclusive and binding on Lessee) that any change in or in the interpretation of any law after the date hereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Participant to make available, continue or maintain any Loan or Certificate Amount that bears Interest or Yield based upon the LIBO Rate, as the case may be, the obligation of such Participant to make available, continue or maintain any such Loan or Certificate Amount, as the case may be, shall, upon such determination, forthwith be suspended until such Participant shall notify Lessee and Lessor that the circumstances causing such suspension no longer exist and, to the extent required by any such introduction of or change in or in the interpretation of any law, all Loans or Certificate Amounts, as the case may be, of such Participant shall automatically bear Interest or accrue Yield at the Alternate Base Rate either (a) on the last day of the then current Interest Period applicable to such Loan or Certificate Amount, as the case may be, if such Participant may lawfully continue to maintain and fund such Loan or Certificate Amount, or (b) immediately if such Participant shall determine that it may not lawfully continue to maintain and fund such Loan or Certificate Amount, as the case may be, to such day thereto or sooner, if required by such law or assertion.

     SECTION 13.2. DEPOSITS UNAVAILABLE. If after the date hereof the Administrative Agent shall have determined, in good faith, that for any reason:

     (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Participants in the relevant market; or

     (b) adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable to Participants' Loans or Certificate Amounts or that the LIBO Rate applicable to Loans or Certificate Amounts for any Interest Period does not adequately and fairly reflect the cost to Participants of funding any Loan or Certificate Amount, then, upon notice from Administrative Agent to Lessee and the other Participants, (i) the obligations of the Participants to make available Loans or Certificate Amounts, as the case may be, shall be suspended and (ii) each outstanding Loan or Certificate Amount,

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as the case may be, shall begin to bear Interest or accrue Yield at the
Alternate Base Rate on the last day of the then current Interest Period applicable thereto.

     SECTION 13.3. INCREASED COSTS, ETC. (a) If any Participant reasonably determines that, after the date hereof, any change in, or the adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority increases or would increase the cost to any Participant (including cost increase through the establishment or increase by the FRB of any reserve requirements) of, or reduces or would reduce the amount of any sum receivable by, such Participant in respect of, making available, continuing or maintaining (or of its obligation to make available, continue or maintain) or prevents or would prevent any Participant from being legally entitled to a complete exemption from withholding as described in SECTION 11.3 with respect to, any Loans or Certificate Amounts, as the case may be, Lessee agrees to reimburse such Participant for each such increased cost or reduced amount when applicable to such Participant or its parent, as applicable (on an After Tax Basis). Such Participant shall promptly notify Lessor and Lessee in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the calculation of the additional amount required fully to compensate such Participant for such increased cost or reduced amount. Such additional amounts shall be payable by Lessee as Supplemental Rent directly to such Participant within five (5) days of its receipt of such notice. A statement of a Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee; PROVIDED, HOWEVER, that upon request, Lessee shall be entitled to review and verify non-confidential information of any Participant related to the determinations set forth in such statement of such Participant and discuss such non-confidential information and determinations with such Participant. In determining such amount, each Participant shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable.

     (b) Lessee shall pay to each Participant, as long as such Participant shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional costs on the unpaid principal amount of each such Participant's Loan or the Certificate Amount of such Participant's Certificate, as applicable, equal to the actual costs of such reserves allocated to



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such Loan by the Participant (as determined by the Participant in good faith, which determination shall be conclusive in the absence of manifest error), which additional costs amount shall be payable on each Payment Date as Supplemental Rent, provided that Lessee shall have received at least 15 days prior written notice of such additional costs from such Participant. If a Participant fails to give notice 15 days prior to the relevant Payment Date, such Supplemental Rent shall be payable 15 days from the Lessee's receipt of such notice. A statement of such Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be presumed correct and binding on Lessee absent manifest error; PROVIDED, HOWEVER, that upon request, Lessee shall be entitled to review and verify non-confidential information of any Participant related to the determinations set forth in such statement of such Participant and discuss such non-confidential information and determinations with such Participant. In determining such amount, such Participant shall use its standard practice in determining such amount, and, in the absence of such standard practice, may use any reasonable method of averaging and attribution that it shall deem applicable.

     SECTION 13.4. FUNDING LOSSES. In the event any Participant shall incur any loss or out-of-pocket expense (including any Break Costs, any loss or out-of-pocket expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make available, continue or maintain any portion of the principal amount of any Loan or Certificate Amount, as the case may be and any fees payable to terminate the deposits from which such funds were obtained) as a result of:

     (a) any conversion or repayment or prepayment of the principal amount of any Loans or Certificate Amounts, as the case may be, on a date other than the scheduled last day of the Interest Period applicable thereto; or

     (b) any Loans or Certificate Amounts, as the case may be, not being made in accordance with the Advance Request therefor (unless such failure to make such Loans or fund such Certificate Amounts, as the case may be, constitutes a breach by the applicable Participant of its obligations under ARTICLE III), then, upon the written notice of such Participant to Lessee (with a copy to Lessor), Lessee shall, within five (5) days of its receipt thereof, pay directly to such Participant as Supplemental Rent such amount (determined on the basis of such Participant's standard practices) as will reimburse such Participant for such loss or out-of-pocket expense (excluding loss of the Applicable

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Certificate Holder Margin and Applicable Lender Margin). Such written notice
(which shall include calculations in sufficiently reasonable detail to indicate the incurrence and amount of such loss and out-of-pocket expense) shall be presumed correct and binding on Lessee absent manifest error.

     SECTION 13.5. INCREASED CAPITAL COSTS. If, after the date hereof, any change in, or the adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Participant or any Person controlling such Participant, and such Participant reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans or Certificate Amounts, as the case may be, made available by such Participant is reduced to a level below that which such Participant or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Participant to Lessee, Lessee shall immediately pay directly to such Participant or such controlling Persons, as Supplemental Rent, additional amounts sufficient to compensate such Participant or such controlling Persons for such reduction in rate of return. A statement of such Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be presumed correct and binding on Lessee absent manifest error; PROVIDED, HOWEVER, that upon request, Lessee shall be entitled to review and verify non-confidential information of any Participant related to the determinations set forth in such statement of such Participant and discuss such non-confidential information and determinations with such Participant. In determining such amount, such Participant shall use its standard practice in determining such amount, and, in the absence of such standard practice, may use any reasonable method of averaging and attribution that it shall deem applicable.

     SECTION 13.6. AFTER TAX BASIS. Lessee shall pay all amounts owing under this ARTICLE XIII on an After Tax Basis.

     SECTION 13.7. FUNDING OFFICE. If Lessee is required to pay additional amounts to or for the account of any Participant pursuant to SECTIONS 13.1, 13.2 or 13.3, to the extent applicable, then such Participant will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may



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thereafter accrue if such change, in the reasonable judgment of such
Participant, is not otherwise disadvantageous to such Participant.


                                   ARTICLE XIV
              LIMITATION ON RECOURSE LIABILITY DURING INTERIM TERM

     Notwithstanding any other provision set forth in this Participation Agreement or any of the other Operative Documents, in the event of the occurrence of a Construction Agency Event of Default at any time following the Second Document Closing Date but prior to the Base Term Commencement Date neither Lessee nor Construction Agent shall be required to pay more than the Construction Recourse Amount on a recourse basis with respect to any damages (which shall include Construction Breakage Costs and amounts payable by Construction Agent as Default Completion Costs) which relate to or arise from any such Construction Agency Event of Default; provided, however, that the foregoing limitation shall not apply (i) with respect to any Full Recourse Construction Period Event of Default, (ii) with respect to the rights of parties to seek all damages, without regard to such limitation, from the proceeds of the Leased Property or any other TeleTech Collateral or (iii) to any Claim for indemnity under Article XII.


                                   ARTICLE XV
                                  MISCELLANEOUS

     SECTION 15.1. SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Participation Agreement and any of the other Operative Documents, the transfer of the interest in the Leased Property as provided herein or in any other Operative Documents (and shall not be merged into any deed, ground lease or any other conveyance or transfer document), any disposition of any interest of Lessor in the Leased Property, the purchase and sale of the Notes or Certificates, payment therefor and any disposition thereof, and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

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     SECTION 15.2. NO BROKER, ETC. Except for Lessee's dealing with Security
Pacific Leasing Corporation, as Arranger, each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Participation Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Lessor, Administrative Agent or any Participant might be subjected by virtue of their entering into the Overall Transaction. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

     SECTION 15.3. NOTICES. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given and shall be effective: (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, (ii) in the case of a prepaid delivery to a reputable national overnight air courier service, on the Business Day following such date of delivery, and (iii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on SCHEDULE III hereto, or to such other address as any of the parties hereto may designate by written notice.

     SECTION 15.4. COUNTERPARTS. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 15.5. AMENDMENTS. The Operative Documents or any of the terms thereof may be terminated (except as specifically contemplated herein), amended, supplemented, waived or modified only with the written agreement or consent of Lessor, Administrative Agent, Lessee and the Required Participants; PROVIDED, HOWEVER, that SECTION 15.18 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and PROVIDED, FURTHER, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Participant



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(or, in the case of CLAUSE (b) below, each Certificate Holder) if such termination, amendment, supplement, waiver or modification would:

          (a) modify any of the provisions of this SECTION 15.5, change the definition of "Required Participants" or modify or waive any provision of an Operative Document requiring action by each Participant;

          (b) change the definition of "Required Certificate Holders" or modify or waive any provision of an Operative Document requiring action by each Certificate Holder;

          (c) amend, modify, waive or supplement any of the provisions of SECTIONS 4.1, 4.2, or 5.3 hereof or Section 2.5, 2.6, 2.7 or 2.8 of the Loan Agreement;

          (d) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to ARTICLE XII (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

          (e) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of the Operative Documents), any Loan or Certificate Amount, the Lease Balance, the Loan Balance, Sale Option Recourse Amount, Construction Recourse Amount, the Lessee Funding Amount, any Fees, amounts due pursuant to Section 20.2 of the Lease, Interest or Yield (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any Commitment Fee payable to it) or, subject to CLAUSE (c) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of any Rent (other than pursuant to the terms of the Operative Documents), Loans or Certificate Amounts, Lease Balance, Loan Balance, Certificate Balance, Sale Option Recourse Amount, Construction Recourse Amount, Construction Costs, Estimated Contract Costs, any Fees, Participant Balance or any other definition which would affect the amounts advanced or which are payable under the Operative Documents;

          (f) consent to any assignment of the Lease by Lessee, releasing Lessee from its obligations in respect of the payments of Rent, Loan Balance, Certificate Balance or Lease



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     Balance or changing the absolute and unconditional character of such obligations; or

          (g) release of any Lien granted by Lessee or Lessor under the Operative Documents, except as provided in the Operative Documents.

     SECTION 15.6. HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     SECTION 15.7. PARTIES IN INTEREST. Except as expressly provided in SECTION
11.1 or elsewhere herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the parties hereto. Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Required Participants. Except as provided in SECTION 9.1(b) and (c), Lessor shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of Lessee and the Required Participants.

     SECTION 15.8. GOVERNING LAW. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF COLORADO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     SECTION 15.9. SEVERABILITY. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 15.10. LIABILITY LIMITED. No Participant shall have any obligation to any other Participant or to Lessee, Guarantor, Lessor or Administrative Agent with respect to the Overall Transaction, except those obligations of such Participant expressly set forth in the Operative Documents, including any liability any such Participant may have with respect to any inaccuracy or breach of the representations and warranties of such Participant expressly set forth herein, or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other



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party's obligations under the Operative Documents, except as otherwise so set forth.

     SECTION 15.11. SUBMISSION TO JURISDICTION. Each party hereto irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Participation Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the District of Colorado, and appellate courts from any thereof;

          (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on SCHEDULE III or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 15.3; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     SECTION 15.12. WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO AND THERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION
15.12 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. LESSEE AND GUARANTOR EACH ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTICIPANTS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT.



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     SECTION 15.13. CONFIDENTIALITY. Each party hereto agrees to take and to cause its Affiliates to take normal and reasonable precautions, in accordance with such party's customary procedures for handling confidential information of this nature, and exercise due care to maintain the confidentiality of all information identified as "nonpublic", "confidential" or "secret" by Lessee or Guarantor and provided to it by Lessee or Guarantor, or by the Administrative Agent on Lessee's or Guarantor's behalf, under this Agreement or any other Operative Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Participation Agreement and the other Documents or in connection with other business now or hereafter existing or contemplated with the Lessee or Guarantor; except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by such party or its Affiliates, or (b) was or becomes available on a non-confidential basis from a source other Lessee or Guarantor, provided that such source is not bound by a confidentiality agreement with the Lessee or Guarantor known to such party; PROVIDED, HOWEVER, that any party may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which such party is subject or in connection with an examination of such Lender by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Participant, Lessor or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Operative Document;
(vi) to such party independent auditors and other professional advisors, provided that such Person is informed of the confidential nature of such information and the obligation to keep such information confidential pursuant to the terms and subject to the conditions of this SECTION 15.13; (vii) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the parties hereunder; (viii) as to any party or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Lessee or Guarantor is party or is deemed party with such party or such Affiliate; (ix) to its Affiliates; and (x) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that required access to information about such party's investment portfolio in connection with ratings issued with respect to such party.


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     SECTION 15.14. LIMITED LIABILITY OF LESSOR. The parties hereto agree that
Bank shall have no personal liability whatsoever to Lessee, Guarantor, the Certificate Holders, the Lenders, Administrative Agent or any of their respective successors and assigns for any Claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; PROVIDED, HOWEVER, that Bank shall be liable in its individual capacity: (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds), (b) for liabilities that may result from the inaccuracy or incorrectness of any representation or warranty made by it in its individual capacity or as Lessor in this Participation Agreement or in any certificate or document delivered pursuant hereto, or from the failure of Bank to perform the covenants and agreements set forth in SECTION 9.1 hereof, whether as to itself or as Lessor, or any other breach by Bank of any of its other covenants or obligations under any of the Operative Documents (regardless of whether such covenants and agreements concern Bank, as such, or Bank acting as Lessor), or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents.

     SECTION 15.15. LIMITED LIABILITY OF AGENT. The parties hereto agree that Administrative Agent, in its individual capacity, shall have no personal liability whatsoever to Lessee, Guarantor the Certificate Holders, the Lenders, any other agent, Lessor or any of their respective successors and assigns for any Claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; PROVIDED, HOWEVER, that Administrative Agent shall be liable in its individual capacity: (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds) and, to each Participant for the breach of its obligations to such Participant in respect of the Operative Documents and the Leased Property, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in this Participation Agreement, whether in its individual capacity, or as Administrative Agent, or from its failure to perform the covenants and agreements set forth in this Participation Agreement or any other Operative Document, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso, Administrative Agent shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents.



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     SECTION 15.16. PAYMENT OF TRANSACTION EXPENSES AND OTHER COSTS.

          (a) TRANSACTION EXPENSES AND CONTINUING EXPENSES. As and when any portion of Transaction Expenses becomes due and payable, including the continuing fees, expenses and disbursements (including reasonable counsel fees) of Lessor, as Lessor under the Lease, Borrower under the Loan Agreement, and as trustee under the Trust Agreement, with respect to the administration of the Trust Estate and each agent under the Operative Documents, such Transaction Expenses shall be paid by Lessee as Supplemental Rent subject to and in accordance with the provisions of Section 4.3(a) prior to the Base Term Commencement Date.

          (b)  PAYMENT BY ADVANCE. Subject to the other provisions of this
SECTION 15.16 and without limiting the application of SECTION 15.16(a), all Transaction Expenses incurred following the Original Advance and prior to the Base Term Commencement Advance Date shall be paid through Advances, and Lessee may seek reimbursement for Transaction Expenses paid by Lessee following the Original Advance and prior to the initial Advance Date for which Lessee has not been previously reimbursed, in each case to the extent there are Available Commitments and such Transaction Expenses to be paid or reimbursed are reserved for in the Approved Construction Budget.

          (c) AMENDMENTS, SUPPLEMENTS AND APPRAISAL. Without limitation of the foregoing, Lessee agrees to pay to the Participants, Lessor and Administrative Agent all costs and expenses (including reasonable legal fees and expenses of special counsel to Administrative Agent and Lessor and a single document counsel for the Participants) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Casualty, Condemnation or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies against Lessee or Guarantor under the Operative Documents or (v) any transfer by Lessor or a Participant of any interest in the Operative Documents during the continuance of an Event of Default.

     SECTION 15.17. REPRODUCTION OF DOCUMENTS. This Participation Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a



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party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants or Lessor in connection with the receipt and/or acquisition of the Leased Property; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lessor, Administrative Agent or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 15.18. ROLE OF SECURITY PACIFIC LEASING CORPORATION. Each party hereto acknowledges hereby that it is aware of the fact that Security Pacific Leasing Corporation has acted as an "arranger" with respect to the Overall Transaction. The parties hereto acknowledge and agree that Arranger and its Affiliates, including Bank of America, National Association, have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger. The parties hereto further agree that SECTION 4.4(b)(iii), SECTION 16.6, the first proviso in the first sentence of SECTION 15.5, SECTION 15.15(a) to the extent of its application to Arranger, and this SECTION 15.18 are for the express benefit of Arranger, and Arranger shall be entitled to rely thereon as if it were a party hereto and such Sections and Subsections, to the extent applicable to Arranger, shall not be amended or waived without the written consent of Arranger.

     SECTION 15.19. DELIVERIES TO PARTICIPANTS. Lessee may fulfill its obligations hereunder and under each of the other Operative Documents to provide any item (other than any notices) to any Participant by providing sufficient copies of such item directly to Administrative Agent, along with the costs of postage, with instructions to Administrative Agent to deliver such item to such Participant.

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                                   ARTICLE XVI
                              ADMINISTRATIVE AGENT

     SECTION 16.1. APPOINTMENT. Each Participant hereby irrevocably designates and appoints Administrative Agent as the agent of such Participant under this Participation Agreement and the other Operative Documents, and each such Participant irrevocably authorizes Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Participation Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Participation Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Operative Documents, or any fiduciary relationship with any Participant or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any other Operative Document or otherwise exist against Administrative Agent.

     SECTION 16.2. DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Participation Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 16.3. EXCULPATORY PROVISIONS. Neither Administrative Agent (in its capacity as such) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Participation Agreement or any other Operative Document, except for its or such Person's own willful misconduct or gross negligence (or negligence in the handling of funds) or (b) responsible in any manner to any of the Participants or any other party to the Operative Documents for any recitals, statements, representations or warranties made by Lessor, Lessee or Guarantor or any officer thereof contained in this Participation Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Participation Agreement or any other

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Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Participation Agreement or any other Operative Document or for any failure of Lessor, Lessee or Guarantor to perform its obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Participation Agreement or any other Operative Document, or to inspect the properties, books or records of Lessor, Lessee or Guarantor.

     SECTION 16.4. RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, Certificate, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or other written communication believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Lessor or Lessee), independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note or Certificate as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Participation Agreement or any other Operative Document unless it shall first receive the advice or concurrence of the Required Participants, or it shall first be indemnified to its satisfaction by the applicable Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Participation Agreement and the other Operative Documents in accordance with a request of the Required Participants, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants and all future holders of the applicable Notes or Certificates. Wherever in the Operative Documents the consent or approval of Administrative Agent is required, such consent or approval may be given by Administrative Agent only upon its receipt of such consent or approval from the Required Participants.

     SECTION 16.5. NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent has received notice from a Participant or Lessor referring to this Participation Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall promptly give notice thereof to the Participants, Lessor and Lessee. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Participants; PROVIDED, HOWEVER, that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Participants.

     SECTION 16.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Participant expressly acknowledges that neither Administrative Agent nor the Arranger, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representations or warranties to it and that no act by Administrative Agent or the Arranger hereinafter taken, including any review of the affairs of Lessor, Lessee or Guarantor, shall be deemed to constitute any representation or warranty by Administrative Agent or the Arranger to any Participant. Each Participant represents to Administrative Agent and the Arranger that it has, independently and without reliance upon Administrative Agent, Administrator, the Arranger or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Lessor, Lessee and Guarantor and made its own decision to enter into this Participation Agreement. Each Participant also represents that it will, independently and without reliance upon Administrative Agent, the Arranger or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Lessor, Lessee and Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Participants by Administrative Agent hereunder, neither Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Lessor, Lessee or Guarantor which may come into the possession of Administrative Agent, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 16.7. INDEMNIFICATION. Except as provided in SECTION 16.4 hereunder, Administrative Agent agrees to look solely to Lessee under ARTICLE XII, and not to any other party hereto, for any claim for indemnification which may arise hereunder or under any other Operative Document.

     SECTION 16.8. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Each Participant acknowledges that First Security Bank, National Association is acting as Administrative Agent hereunder. First Security Bank, National Association and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Lessor, Lessee and their Affiliates as though it was not Administrative Agent hereunder and under the other Operative Documents and without notice to or consent of the Participants. Each Participant acknowledges that, pursuant to such activities, First Security Bank, National Association or its Affiliates may receive information regarding Lessee, Lessor or their Affiliates (including information that may be subject to confidentiality obligations in favor of Lessee, Lessor or their Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

     SECTION 16.9. SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving notice thereof to each Participant or may be removed at any time by written notice from the Required Participants, such resignation or removal to be effective only upon appointment of a successor as herein provided and such successor's acceptance of such appointment. Upon any such resignation or removal, the Required Participants at the time of the resignation or removal shall have the right to appoint (so long as no Event of Default attributable to its or Guarantor's action or failure to act has occurred and is continuing, with the prior written consent of Lessee) a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $500,000,000. If, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Administrative Agent is not so appointed and does not accept such appointment, then the retiring or removed Administrative Agent may appoint a successor Administrative Agent and transfer to such successor Administrative Agent all rights and obligations of the retiring Administrative Agent. Such successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the retiring or removed Administrative Agent shall be discharged from duties and obligations as Administrative Agent thereafter arising hereunder and under any related document without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Participation Agreement or any holders of the Notes or the Certificates. If the retiring Administrative Agent does not appoint a successor, Lessee (so long as no Event of Default attributable to its or Guarantor's actions or failures to act has occurred and is continuing) may do so, or any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and in any such case the successor so appointed shall act until such time, if any, as a successor shall have been appointed as above provided. After any retiring Administrative Agent's resignation as Administrative Agent, all of the provisions of this ARTICLE XVI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Participation Agreement and the other Operative Documents.

                                 [END OF PAGE]
                            [SIGNATURE PAGES FOLLOW]

                                                         PARTICIPATION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        TELETECH SERVICES CORPORATION, as Lessee


                                        By: /s/ James Kaufman
                                           -------------------------------------
                                        Name: James Kaufman
                                        Title: SVP


                                        TELETECH HOLDINGS, INC., as Guarantor


                                        By: /s/ James Kaufman
                                           -------------------------------------
                                        Name: James Kaufman
                                        Title: SVP

                                                         PARTICIPATION AGREEMENT

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION, not
                                        in its individual capacity, except as
                                        expressly stated herein, but solely as
                                        Certificate Trustee


                                        By: /s/ Thomas Belamarich
                                           -------------------------------------
                                        Name: Thomas Belamarich
                                        Title: Assistant Secretary

                                                         PARTICIPATION AGREEMENT

                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, except as expressly stated
                                        herein, but solely as Administrative
                                        Agent


                                        By: /s/ Nancy M. Dahl
                                           -------------------------------------
                                        Name: Nancy M. Dahl
                                        Title: VP

                                                         PARTICIPATION AGREEMENT


                                        CERTIFICATE HOLDERS:

                                        SECURITY PACIFIC LEASING CORPORATION,
                                        as Certificate Holder


                                        By: /s/ Denny C. Erardi
                                           -------------------------------------
                                        Name: Denny C. Erardi
                                             -----------------------------------
                                        Title: VP
                                              ----------------------------------

                                                         PARTICIPATION AGREEMENT

                                        WELLS FARGO BANK, N.A., a
                                        CERTIFICATE HOLDER


                                        By: /s/ Nancy Martorano
                                           -------------------------------------
                                        Name: Nancy Martorano
                                             -----------------------------------
                                        Title: VP
                                              ----------------------------------

                                                         PARTICIPATION AGREEMENT

                                        LENDERS:

                                        BANC OF AMERICA LEASING & CAPITAL, LLC,
                                        as Lender


                                        By: /s/ Denny C. Erardi
                                           -------------------------------------
                                        Name: Denny C. Erardi
                                             -----------------------------------
                                        Title: VP
                                              ----------------------------------

                                                         PARTICIPATION AGREEMENT

                                        WELLS FARGO BANK, N.A., AS LENDER



                                        By: /s/ Nancy Martorano
                                           -------------------------------------
                                        Name: Nancy Martorano
                                             -----------------------------------
                                        Title: VP
                                              ----------------------------------

                                   APPENDIX 1
                                       to
                             PARTICIPATION AGREEMENT
                           (TeleTech Trust No. 2000-A)

                                   DEFINITIONS

                                   APPENDIX 2
                                       to
                             PARTICIPATION AGREEMENT
                           (TeleTech Trust No. 2000-A)


              CONDITIONS PRECEDENT TO SECOND DOCUMENT CLOSING DATE

     (a) AUTHORIZATION, EXECUTION AND DELIVERY OF DOCUMENTS; NO DEFAULT. The Participation Agreement, the Lease, the Memorandum of Lease, the Construction Agency Agreement, the Construction Agency Agreement Assignment, the Guarantees, the Deed or Trust, the Trust Agreement, the Fee Letters, the Certificates, the Loan Agreement and the Notes shall have been duly authorized, executed and delivered by each of the other parties thereto, shall (to the extent the form and substance thereof shall not be prescribed hereby) be in form and substance satisfactory to each Participant and an executed counterpart of each thereof (except for the Certificates and the Notes, originals of which shall only be delivered to the applicable Participant, and for each Fee Letter, originals and copies of which shall only be delivered to the parties thereto) shall have been received by each of the Participants, the Agents and Lessor. Each Participant shall have received an original, duly executed Note and Certificate registered in such Participant's name. Each of the Operative Documents listed in this clause (a) shall be in full force and effect as to all other parties and no Default, Event of Default, Loan Agreement Default or Loan Agreement Event of Default shall have occurred or be continuing.

     (b) LITIGATION. No action or proceeding shall have been instituted or threatened, nor shall any governmental action be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Participation Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely, in the sole opinion of the Required Participants, to be expected to have a Material Adverse Effect.

     (c) LEGALITY, ETC. In the opinion of each Participant, the Overall Transaction shall not violate any Applicable Laws and no change shall have occurred or been proposed in Applicable Laws that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions contemplated by the Operative Documents or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or expand the duties, obligations and risks of such Participant.

     (d) GOVERNMENTAL APPROVALS. All necessary (or, in the reasonable opinion of Lessor or Administrative Agent (for the Required Participants), advisable) Governmental Actions, in each case required by any Applicable Laws, shall have been obtained or made and be in full force and effect.

     (e) REQUIREMENTS OF LAW. In the reasonable opinion of Lessor, the Agents and the Required Participants, the Overall Transaction does not and will not violate any Applicable Laws and does not and will not subject Lessor, any Agent or any Participant to any adverse regulatory prohibitions or constraints.

     (f) LIABILITY INSURANCE. Lessee shall have provided evidence reasonably satisfactory to Lessor, the Agents and the Participants that Lessee has obtained or caused to be obtained, and that there is in place and effective, liability insurance in accordance with and pursuant to the terms of Section 13.1(a) of the Lease and the other terms and conditions of Article XIII of the Lease applicable thereto.

     (g) PAYMENT OF ACCRUED BUT UNPAID RENT. Lessee shall have paid to Administrative Agent, by wire transfer of immediately available funds, all accrued but unpaid Rent due and payable under the Original Lease for the period commencing on the First Document Closing Date through and including June 5, 2000.

     All documents and instruments required to be delivered on the Second Document Closing Date shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, or at such other location as Administrative Agent and Lessee may agree.

                                                                      SCHEDULE I
                                                                              TO
                                                         PARTICIPATION AGREEMENT



                        CERTIFICATE HOLDERS' COMMITMENTS

                                                                     Noneligible
                                                                       Accrued
                                                                       Amounts
                                                     Commitment      Commitment
Certificate Holder                   Commitment      Percentage      Percentage
------------------                   ----------      ----------      ----------
Security Pacific
Leasing Corporation                  $   500,902         1.5%            50%

Wells Fargo Bank, N.A.               $   500,902         1.5%            50%

Total Certificate
Holders' Commitments:                $ 1,001,804         3.0%

Total Loan Commitments:              $25,663,196        97.0%


Total Commitments:                   $26,665,000       100.0%


                                                                     SCHEDULE II
                                                                              TO
                                                         PARTICIPATION AGREEMENT



                              LENDERS' COMMITMENTS

                                                              Commitment
Lender                                Commitment              Percentage
-------                              -----------              ----------
Banc of America Leasing &            $12,831,598                 48.5%
  Capital, LLC

Wells Fargo Bank, N.A.               $12,831,598                 48.5%

Total Loan Commitments:              $25,663,196                 97.0%

Total Certificate
 Holders' Commitments:               $ 1,001,804                  3.0%

Total Commitments:                   $26,665,000                  100%


** Notwithstanding the percentages set forth above in this Schedule II or anything else in the Operative Documents to the contrary, the Certificate Holders shall Fund, in the aggregate, 100% of the Drawing Fees payable to each Participant, the Arrangement Fee payable to the Arranger, the fees set forth in the Trustee Fee Letter to the parties entitled thereto, and the fees set forth in the Agent Fee Letter to the Administrative Agent with each Certificate Holder Funding its pro rata portion of such Fees based on its percentage share of the total Certificate Holders' Commitments.